As filed with the Securities and Exchange Commission on January 4, 2008
Registration No. 333-145871

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

Amendment No. 3
to
  FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PLATINUM STUDIOS, INC.
(Name of small business issuer in its charter)
California	2721	20-5611551
(State or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

  11400 W. Olympic Blvd., 14thFloor
Los Angeles, California 90064
(310) 807-8100
(Address and telephone number of principal executive offices and principal place of business)

Scott Mitchell Rosenberg
Chief Executive Officer
PLATINUM STUDIOS, INC.
11400 W. Olympic Blvd., 14 th   Floor
Los Angeles, California 90064
(310) 807-8100
  (Name, address and telephone number of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐ _ X _______

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ________

(COVER CONTINUES ON FOLLOWING PAGE)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐ ________

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common stock, $.0001 par value	$66,255,825	$	$0.20	$$13,251,165	$$406.81
Total				$$13,251,165	$$406.81	*

(1) Includes 100% of the shares of our common stock, par value $.0001 per share, issued to the selling stockholders prior to the date of this prospectus, under certain Subscription Agreements dated October 12, 2006, which may be offered pursuant to this registration statement.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act of 1933, as amended, and computed pursuant to Rule 457 under the Securities Act of 1933, as amended.

 * Previously paid.

The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 4, 2008

PLATINUM STUDIOS, INC.

66,255,825 SHARES OF

COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 66,255,825 shares of our common stock presently outstanding. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We have paid the expenses of preparing this prospectus and the related registration expenses.

Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus.   If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

The selling stockholders are offering these shares of common stock. Because there is no trading market in our common stock as of the date of this prospectus, the selling stockholders will sell shares at a price of $0.20 per share until a public market develops for the common stock. Once a public market develops for the common stock, the selling stockholders may sell their shares of common stock in the public market based on the market price at the time of sale or at negotiated prices or in transaction that are not in the public market. The selling stockholders will receive all proceeds from the sale of the common stock. The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS"

BEGINNING ON PAGE  9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2008.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Platinum Studios, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

TABLE OF CONTENTS

Cautionary Note Regarding Forward-Looking Statements	6
Prospectus Summary	7
Risk Factors	9
Use Of Proceeds	15
Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	17
Description Of Business	23
Description Of Property	31
Legal Proceedings	31
Management	31
Executive Compensation	34
Security Ownership Of Certain Beneficial Owners And Management	36
Certain Relationships And Related Transactions	36
Description Of Securities	37
Commission’s Position On Indemnification For Securities Act Liabilities	37
Plan Of Distribution	37
Selling Stockholders	39
Legal Matters	48
Experts	48
Available Information	48
Index to Financial Statements	F-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “Platinum Studios”, the “Company”, “we”, “us” and “our” refer to Platinum Studios, Inc.

PLATINUM STUDIOS, INC.

OUR BUSINESS

We are an entertainment company that works with independent comic book creators and small publishers to form an independent library of over 3,800 comic book characters which we adapt and produce for all forms of media.  Our library contains characters in a full range of genre and styles.  With deals in place with film studios and media players, our management believes we are positioned to become a leader in the creation of new content across all media.

We are focused on adding titles and expanding our library with the primary goal of creating new franchise properties and characters.  In addition to in-house development and further acquisitions, we are developing content with professionals outside the realm of comic books.  We have teamed up with screenwriters, producers, directors, movie stars, and novelists to develop entertainment content and potential new franchise properties.  We believe our core brand offers a broader range of storylines and genres than the traditional superhero-centric genre.  Management believes this approach is maintained with Hollywood in mind, as the storylines offer the film industry fresh, high-concept brandable content as a complimentary alternative to traditional super hero storylines.

Over the next several years, we are working to become the leading independent comic book commercialization producer for the entertainment industry across all platforms including film, television, direct-to-home, publishing, and digital media, creating merchandising vehicles through all retail product lines.  Our management believes this will allow us to maximize the potential and value of our owned content creator relationships and acquisitions, story development and character/franchise brand-building capabilities while keeping required capital investment relatively low.

Platinum Studios derives revenues from a number of sources in each of the following areas:  Print Publishing, Digital Publishing, Filmed Entertainment, and Merchandise/Licensing.

We have incurred losses since our inception. For the years ended December 31, 2006 and December 31, 2005, the Company generated revenue of $180,500 and $162,500 respectively.  For the same periods, the Company incurred net losses of $4,272,780 and $2,080,915 respectively.  For the nine months ended September 30, 2007, we generated revenue of $1,774,917 with a net loss of $3,147,523.  At December 31, 2006 and December 31, 2005, total assets were $1,141,088 and $514,720, respectively.  Total assets at September 30, 2007 were $883,847. At September 30, 2007, the Company had a working capital deficit of $1,741,695.

In the audit report dated July 13, 2007, our auditors noted the financial statements of the Company were prepared assuming the Company will continue as a going concern.  Due to the recurring losses from operations and insufficient assets available to fund activities, they expressed a “going concern” opinion reflective of their substantial doubt about the ability of the Company to continue as a going concern.

We were founded as a California limited liability company on November 20, 1996.  On September 15, 2006, we filed Articles of Incorporation with Statement of Conversion to convert to a California stock corporation.  The Plan of conversion provided for the issuance of an aggregate of 135,000,000 shares to the former members of the limited liability company. Our principal offices are located at 11400 W. Olympic Blvd. Suite 1400, Los Angeles, CA 90064 and our phone number is (310) 807-8100.

The Offering

Common stock offered by selling stockholders	Up to 66,255,825 shares, including the following:

      -      up to 49,047,250 shares of common stock issued prior to the date of this prospectus to certain of the selling stockholders pursuant to certain Subscription Agreements in October 2006 for an aggregate purchase price of $4,904,725, less offering costs of $222,518

 -    17,208,575 shares of common stock issued prior to the date of this prospectus to a selling stockholder pursuant to an agreement dated July 1, 2007 in consideration for relief of long-term debt of $1,625,000 plus interest of $95,857.

This number represents 32.92% of our current outstanding stock.

Common stock to be outstanding after the offering	Up to 201,255,825 shares

Use of proceeds	We will not receive any proceeds from the sale
of the common stock.

The above information regarding common stock to be outstanding after the offering is based on 201,255,825 shares of common stock outstanding as of January 3, 2008, which includes the shares being offered by the selling stockholders in this prospectus and 17,208,575 shares issued pursuant to a cancellation of indebtedness agreement dated July 1, 2007.

There is currently no public market for our securities. The $0.20 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. This price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. In April 2007, we closed on the sale of 49,047,250 shares of common stock at $.10 per share.  At that time, we had not generated any significant revenue and our business plan was, at the time, at best speculative.  Although the Company has continued to incur losses, our business plan has shown validity in that we generated $1.8 million during the nine months ended September 30, 2007.  Although we continued to incur losses and our expenses increased significantly during the nine months ended September 30, 2007, largely as a result of the availability of funds from the sale of stock to the selling stockholders, we and the investors believe that the comic character market is a viable market, with an increasing number of potential outlets for the characters.  As a result, we believe that $0.20 reflects our potential in the market, discounted for the risks inherent in any business in the entertainment segment, particularly a business that has yet to earn a profit.  We believe that our value has at least doubled since the investors purchased their shares pursuant to subscription agreements that were negotiated more than 14 months ago.

TRANSACTIONS BEING REGISTERED IN THIS PROSPECTUS

In October 2006, we entered into Subscription Agreements with various accredited investors (the “October 2006 Private Placement”) pursuant to which the investors subscribed to purchase a total of 49,047,250 shares of our common stock, resulting in proceeds to the company of $4,904,725, less offering costs of $222,518. The offering closed on April 30, 2007.  In connection with the offering, we agreed to use our reasonable best efforts to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement within 180 days following the closing of the offering.

On July 1, 2007, we entered into a Cancellation of Indebtedness Agreement with our CEO Scott Mitchell Rosenberg, pursuant to which we agreed to issue 17,208,575 shares in exchange for canceling $1,625,000 in long-term debt plus $95,857 in accrued interest for said debt.  Mr. Rosenberg directed the shares to be issued in the name of Charlotte Rosenberg, his mother, from whom he personally borrowed the funds, which he then loaned to the Company’s predecessor in interest, Platinum Studios LLC.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

SUMMARY FINANCIAL INFORMATION

The following information for the years ended December 31, 2006 and 2005 have been derived from our audited financial statements, which appear elsewhere in this prospectus. The following information for the nine months ended September 30, 2007 and 2006 have been derived from our unaudited financial statements, which appear elsewhere in this prospectus.

Statement of Operations Information:

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005
Revenues:
Net Revenue	$1,774,917	$32,200	$180,500	$162,500
Operating income/(loss)	(2,713,017)	(2,637,022)	(3,825,346)	(1,696,441)
Other income / (expense)	(434,506)	(285,889)	(447,434)	(384,474)
Net income (loss)	(3,147,523)	(2,890,711)	(4,272,780)	(2,080,915)
Weighted average shares of common stock outstanding (basic)	181,863,525	-	145,908,250	-
Income per share (diluted)	$(0.02)	-	$(0.03)	-
Weighted average shares of common stock outstanding (diluted)	181,863,525	-	145,908,250	-

Balance Sheet Information:

	September 30, 2007	December 31, 2006
Working capital	$(1,741,695)	$(2,027,806)
Total assets	883,847	1,141,088
Total liabilities	4,587,415	6,026,803
Retained earnings	(7,420,303)	(4,272,780)
Stockholders’ equity	(3,703,568)	(4,885,715)

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN BASE AN INVESTMENT DECISION.

Our company was formed on November 20, 1996 and has only recently begun to fully exploit our library of characters.  The first ten years of our existence were spent acquiring and building our library.  There can be no assurance at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.  Management believes that our success will depend in large part on the continued shift from print to digital media as well as the ability to monetize that shift.  We intend to invest heavily in developing and marketing our library of characters, primarily for the web and traditional media outlets, i.e. film and television, with print as a secondary medium.  However, there can be no assurance that such investments will yield the anticipated returns.

COMPETITION FROM PROVIDERS OF SIMILAR PRODUCTS AND SERVICES COULD MATERIALLY ADVERSELY AFFECT OUR REVENUES AND FINANCIAL CONDITION

The industry in which we compete is a rapidly evolving, highly competitive and fragmented market, which is based on consumer preferences and requires substantial human and capital resources. We expect competition to intensify in the future. There can be no assurance that we will be able to compete effectively.  We believe that the main competitive factors in the entertainment, media and communications industries include effective marketing and sales, brand recognition, product quality, product placement and availability, niche marketing and segmentation and value propositions. They also include benefits of one's company, product and services, features and functionality, and cost. Many of our competitors are established, profitable and have strong attributes in many, most or all of these areas. They may be able to leverage their existing relationships to offer alternative products or services at more attractive pricing or with better customer support. Other companies may also enter our markets with better products or services, greater financial and human resources and/or greater brand recognition. Competitors may continue to improve or expand current products and introduce new products. We may be perceived as relatively too small or untested to be awarded business relative to the competition. To be competitive, we will have to invest significant resources in business development, advertising and marketing.  We may also have to rely on strategic partnerships for critical branding and relationship leverage, which partnerships may or may not be available or sufficient. We cannot assure you that we will have sufficient resources to make these investments or that we will be able to make the advances necessary to be competitive. Increased competition may result in price reductions, reduced gross margin and loss of market share. Failure to compete successfully against current or future competitors could have a material adverse effect on the Company’s business, operating results and financial condition.

THE SPECULATIVE NATURE OF THE ENTERTAINMENT, MEDIA AND COMMUNICATIONS INDUSTRY MAY RESULT IN OUR INABILITY TO PRODUCE PRODUCTS OR SERVICES THAT RECEIVE SUFFICIENT MARKET ACCEPTANCE FOR US TO BE SUCCESSFUL.

Certain segments of the entertainment, media and communications industry are highly speculative and historically have involved a substantial degree of risk. For example, if a property is optioned by a studio, the option may not get exercised, or if exercised, a film may still not be made, or even if a film is made, the success of a particular film, video game, program or recreational attraction depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control. If we are unable to produce products or services that receive sufficient market acceptance we may not generate sufficient revenues to maintain our operations and our business will be unsuccessful.

CHANGES IN TECHNOLOGY MAY REDUCE THE DEMAND FOR THE PRODUCTS OR SERVICES WE MAY OFFER FOLLOWING A BUSINESS COMBINATION.

The entertainment, media and communications industries are substantially affected by rapid and significant changes in technology. These changes may reduce the demand for certain existing services and technologies used in these industries or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by a target business with which we effect a business combination will not be subject to such occurrence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful. If we are unable to respond to quickly to changes in technology our business will fail.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS MODEL, WHICH IS SUBJECT TO INHERENT UNCERTAINTIES .

Our business model is predicated on our ability to control all of the rights surrounding our IP in order to properly monetize and exploit each property in the most appropriate medium.  We cannot assure that there will be a large enough audience for our IP or the media projects or merchandise based on them, or that prospective customers will agree to pay the prices that we propose to charge.  In the event our customers resist paying the prices we set for our products, our business, financial condition, and results of operations will be materially and adversely affected.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

The global media industry is competitive.  There are a substantial number of traditional and established print publishers, film studios, production companies and internet media companies with which we compete directly and indirectly, many of which have significantly greater financial resources, higher revenues, and greater economies of scale than us.  While we believe that we are unique in our utilization of web-based comics as our primary publishing option, new technologies may be developed in the future which will compete with our publishing plan, and such technology may already be in development.  We will attempt to distinguish ourselves from our competitors, but there can be no assurance that we will be able to penetrate the market.  We believe that our intellectual property is attractive to an online audience in light of the recent worldwide trend to move publishing from print to electronic media.  Nevertheless, there is no assurance that we will compete successfully with existing or future competitors in the film industry. If we are not successful in competing with these traditional and established businesses we will be unable to generate any revenues.

WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY FROM INFRINGEMENT BY THIRD PARTIES.

Our business plan is significantly dependent upon exploiting our intellectual property. There can be no assurance that we will be able to control all of the rights for all of our property or that some of the rights may not revert to their original owners after the expiration of their respective option periods. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect our intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

OUR FILMS MIGHT BE LESS SUCCESSFUL ECONOMICALLY THAN WE ANTICIPATE.

We cannot predict the economic success of any of our films because the revenue derived from the distribution of a film depends primarily upon its acceptance by the public, which cannot be accurately predicted. The economic success of a film also depends upon the public’s acceptance of competing films, critical reviews, the availability of alternative forms of entertainment and leisure time activities, piracy and unauthorized recording, transmission and distribution of films, general economic conditions, weather conditions and other tangible and intangible factors, none of which can be predicted with certainty. We expect to release a limited number of films per year as part of our film slate. The commercial failure of just one of those films could have a material adverse effect on our results of operations in both the year of release and in the future.

OUR FILMS MIGHT BE MORE EXPENSIVE TO MAKE THAN WE ANTICIPATE.

We expect that future financing which we may obtain will provide the capital required to produce our film slate. Expenses associated with producing the films could increase beyond projected costs because of a range of factors such as an escalation in compensation rates of talent and crews working on the films or in the number of personnel required to work on films, or because of creative problems or difficulties with technology, special effects and equipment. In addition, unexpected circumstances sometimes cause film production to exceed budget.

WE MIGHT BE DISADVANTAGED BY CHANGES OR DISRUPTIONS IN THE WAY FILMS ARE DISTRIBUTED.

The manner in which consumers access film content has undergone rapid and dramatic changes. Some ancillary means of distribution, such as the DVD market, have gained importance, while others have faded. We cannot provide any assurance that new distribution channels will be as profitable for the film industry as today’s channels or that we will successfully exploit any new channels. We can also not provide any assurance that current distribution channels, such as the DVD market, will maintain their profitability. In addition, films and related products are distributed internationally and are subject to risks inherent in international trade including war and acts of terrorism, instability of foreign governments or economies, fluctuating foreign exchange rates and changes in laws and policies affecting the trade of movies and related products.

WE MIGHT LOSE POTENTIAL SALES BECAUSE OF PIRACY OF FILMS AND RELATED PRODUCTS.

With technological advances, the piracy of films and related products has increased. Unauthorized and pirated copies of our films will reduce the revenue generated by those films and related products.

OUR SUCCESS IS DEPENDENT UPON AUDIENCE ACCEPTANCE OF OUR  ENTERTAINMENT CONTENT WHICH IS DIFFICULT TO PREDICT

The production and distribution of comic books, online publishing, television programs, motion pictures and other entertainment content are inherently risky businesses because the revenues we derive and our ability to distribute and license rights to our content depend primarily upon its acceptance by the public, which is difficult to predict. Audience tastes change frequently and it is a challenge to anticipate what content will be successful at a certain point in time.  In addition, the commercial success of our content also depends upon the quality and acceptance of competing programs, motion pictures and other content available or released into the marketplace at or near the same time. Other factors, including the availability of alternative forms of entertainment and leisure time activities, general economic conditions, piracy, digital and on-demand distribution and growing competition for consumer discretionary spending may also affect the audience for our content. Furthermore, the theatrical success of a feature film may impact not only the theatrical revenues we receive but also those from other distribution channels, such as DVD sales, pay television and sales of licensed consumer products. A poor theatrical performance may also impact our negotiating strength with distributors and retailers, resulting in less desirable product promotion. Consequently, reduced public acceptance of our entertainment content has the ability to affect all of our revenue streams and would have an adverse effect on our results of operations.

WE MUST RESPOND TO AND CAPITALIZE ON RAPID CHANGES IN CONSUMER BEHAVIOR RESULTING FROM NEW TECHNOLOGIES AND DISTRIBUTION PLATFORMS IN ORDER TO REMAIN COMPETITIVE AND EXPLOIT NEW OPPORTUNITIES

Technology in the online and mobile arenas is changing rapidly. We must adapt to advances in technologies, distribution outlets and content transfer and storage (legally or illegally) to ensure that our content remains desirable and widely available to our audiences while protecting our intellectual property interests. The ability to anticipate and take advantage of new and future sources of revenue from these technological developments will affect our ability to continue to increase our revenue and expand our business. We may not have the right, and may not be able to secure the right, to distribute some of our licensed content across these, or any other, new platforms and must adapt accordingly. Similarly, we also must adapt to changing consumer behavior driven by technological advances such as video-on-demand and a desire for more short form and user-generated and interactive content. These technological advances may impact traditional distribution methods, such as reducing the demand for DVD product and the desire to see motion pictures in theaters. If we cannot ensure that our content is responsive to the lifestyles of our target audiences and capitalize on technological advances, our revenues will decline which may cause us to curtail operations.

A DECLINE IN ADVERTISING EXPENDITURES COULD CAUSE OUR REVENUES AND OPERATING RESULTS TO DECLINE SIGNIFICANTLY IN ANY GIVEN PERIOD OR IN SPECIFIC MARKETS

We anticipate deriving revenues from the sale of advertising in print and on our digital media outlets. A decline in advertising expenditures generally or in specific markets could significantly adversely affect our revenues and operating results in any given period. Declines can be caused by the economic prospects of advertisers or the economy in general could alter current or prospective advertisers’ spending priorities. Disasters, acts of terrorism, political uncertainty or hostilities could lead to a reduction in advertising expenditures as a result of economic uncertainty. Our advertising revenues may also be adversely affected by changes in audience traffic, which advertisers rely upon in making decisions to purchase advertising. A decrease  in our advertising revenues will adversely impact our results of operations.

WE COULD BE ADVERSELY AFFECTED BY STRIKES AND OTHER UNION ACTIVITY

We and our suppliers engage the services of writers, directors, actors and other talent, trade employees and others who are subject to collective bargaining agreements. If we or our suppliers are unable to renew expiring collective bargaining agreements, certain of which are expiring in the next year or two, it is possible that the affected unions could take action in the form of strikes or work stoppages. Such actions, higher costs in connection with these agreements or a significant labor dispute could adversely affect our business by causing delays in the production, the release date or by reducing the profit margins of our programming or feature films.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING, OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness or that we will not default on our debt obligations, jeopardizing our business viability.  Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

IF WE DO NOT MAINTAIN THE CONTINUED SERVICE OF OUR EXECUTIVE OFFICERS, OUR BUSINESS OPERATIONS MAY BE AFFECTED.

Our success is substantially dependent on the performance of our executive officers and key employees.  Given our early stage of development, we are dependent on our ability to retain and motivate high quality personnel.  Although we believe we will be able to engage qualified personnel for such purposes, an inability to do so could materially adversely affect our ability to market, sell, and enhance our products.  The loss of one or more of our key employees or our inability to hire and retain other qualified employees, including but not limited to development staff, business development staff, digital publishing staff and corporate office support staff, could have a material adverse effect on our business.

WE MAY INCUR UNINSURED LOSSES IN THE OPERATION OF OUR BUSINESS.

There is no assurance that we will not incur uninsured liabilities and losses as a result of the conduct of our business.  We plan to maintain comprehensive liability and property insurance at customary levels.  We will also evaluate the availability and cost of business interruption insurance.  However, should uninsured losses occur we may be unable to cover these losses from our existing work capital which may cause us to incur significant losses.

WE MAY INCUR LIABILITIES THAT WE MIGHT BE UNABLE TO REPAY IN THE FUTURE

We may incur liabilities with affiliated or unaffiliated lenders.  These liabilities would represent fixed costs which would be required to be paid regardless of the level of our business or profitability.  Our current liabilities as of September 30, 2007 were as follows:  accounts payable $618,997, accrued expenses $149,973, short-term notes payable to shareholder $834,850, short-term notes payable $150,000, related party payable $193,079, and capital lease obligations of $73,364 for total current liabilities of $2,020,263.  There is no assurance that we will be able to pay all of our liabilities.  Furthermore, we are always subject to the risk of litigation from customers, suppliers, employees, and others because of the nature of our business, including but not limited to consumer lawsuits.  Litigation can cause us to incur substantial expenses and, if cases are lost, judgments, and awards can add to our costs. An increase in our costs may cause us to increase the prices at which we charge our customers which may lead to our customers to seek alternatives to our products. In such event, our revenues will decrease and we may be forced to curtail our operations.

WE MAY INCUR UNANTICIPATED COST OVERRUNS WHICH MAY SIGNIFICANTLY AFFECT OUR OPERATIONS.

We may incur substantial cost overruns in the development and enhancement of our electronic comics, printed comics, and merchandise.  Management is not obligated to contribute capital to us.  Unanticipated costs may force us to obtain additional capital or financing from other sources if we are unable to obtain the additional funds necessary to implement our business plan. There is no assurance that we will be able to obtain sufficient capital to implement our business plan successfully.  If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of the Shareholders’ investment will be diminished.

OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS WILL OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

Our principal stockholders, officers and directors, in the aggregate, beneficially own approximately 67.08% of our outstanding common stock.   Our Chairman, Scott Rosenberg and President and Chief Operating Officer, Brian Altounian own approximately 128,250,000 and 6,750,000 shares of our outstanding common stock, respectively. As a result, our principal stockholders, officers and directors, acting together, have the ability to control substantially all matters submitted to our stockholders for approval, including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our certificate of incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our principal stockholders, directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our principal stockholders, directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL, WHICH MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS OR AT ALL.

While we were successful in raising $4,904,725, less offering costs of $222,518  in the recent completed financing we may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that our capital requirements in the next six months will be approximately $2,400,000. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  The inability to obtain additional capital may reduce our ability to continue to conduct business operations.  If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans.  Any additional equity financing may involve substantial dilution to our then existing shareholders.

BECAUSE OF OUR DEPENDENCE ON A LIMITED NUMBER OF TRADITIONAL MEDIA OUTLETS, ANY SIGNIFICANT REDUCTION IN DEALS WITH MAJOR FILM STUDIOS AND TELEVISION/CABLE NETWORKS MAY IMPAIR OUR ABILITY TO OPERATE PROFITABLY.

Our business to date has been dependent upon a small number of licensing transactions with major studios and television/cable networks. For the first nine months of 2007 and the year ended December 31, 2006, a very small number of transactions accounted for a disproportionately large percentage of our revenue. As of  September 30, 2007, two transactions, one to each of two customers accounted for 82% of our revenues.  An acquisition sale and a rights option agreement provided 60% and 27% of the year to date revenues, respectively.  For the year ended December 31, 2006, three transactions (two rights options and an acquisition deal) accounted for 100% of our revenue. The loss of or significant reduction in transactions to any of these traditional media outlets could impair our ability to operate profitably and that we may not be able to replace any decline in revenue.

RISKS RELATING TO OUR COMMON STOCK

IF YOU PURCHASE SHARES IN THIS OFFERING, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.

The $0.20 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.

THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO DISPOSE OF YOUR COMMON STOCK.

There is no established public trading market for our securities. Hence, there is no central place, such as a stock exchange or electronic trading system, to resell your common stock. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. It is our plan to utilize a market maker who will apply to have our common stock quoted on the Over-the-Counter Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the Over-the-Counter Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor will be unable to liquidate his investment except by private sale.

SHOULD OUR STOCK BECOME LISTED ON THE OTC BULLETIN BOARD, IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the Over-The-Counter Bulletin Board, such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

ONCE PUBLICLY TRADING, THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

·	that a broker or dealer approve a person's account for transactions in penny stocks; and

·	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

·	obtain financial information and investment experience objectives of the person; and

·
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

·	sets forth the basis on which the broker or dealer made the suitability determination; and

·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE; ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholder. The proceeds of loans from Scott Rosenberg to Platinum were made pursuant to the terms of the Company operating agreement and were used for working capital purposes from January, 2001 thru December, 2006. Upon cancellation of the debt in exchange for the issuance of 17,208,575 shares on July 1, 2007, we did not receive any additional proceeds.

Market for Common Stock and related Stockholders Matters

Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

HOLDERS

As of January 3, 2008, our common stock was held by 311 stockholders of record and we had 201,255,825 shares of common stock issued and outstanding, which includes the shares being offered by the selling stockholders in this prospectus.

Transfer Agent

The transfer agent of our securities is Computershare Limited, whose address is 1745 Arden Avenue, Glendale, CA 91204.  The phone number of the transfer agent is (800) 962-4284.

Dividends

We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as from inception (November 20, 1996) through September 30, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	30,000,000

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	30,000,000

Description of the Platinum Studios, Inc. 2007 Incentive Plan

The Platinum Studios, Inc. 2007 Incentive Plan (the “Plan”) has initially reserved 30,000,000 shares of common Stock for issuance. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder. In addition, direct grants of stock or restricted stock may be awarded.

Purpose . The primary purpose of the Plan is to attract and retain the best available personnel in order to promote the success of our business and to facilitate the ownership of our stock by employees and others who provide services to us.

Administration . The Plan is administered by the compensation committee of our Board of Directors, for any period in which the Company is subject to the reporting requirements of the Exchange Act shall consist of not less than two members of the Board each of whom shall qualify as non-employee directors.

Eligibility .   Under the Plan, options may be granted to employees, directors or consultants of the Company, as provided in the Plan.

Terms of Options . The term of each option granted under the Plan shall be for such period as may be determined by the Committee but not to exceed ten years. Each option grants shall be contained in a stock option agreement between the optionee and Platinum Studios and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a) Purchase Price. The purchase price of the common stock subject to each stock option shall be determined by the Committee at the time the Option is granted but shall not be less than 100% fair market value on the date of grant. If any Employee to whom an option that is an incentive stock option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation, within the meaning of Section 424(e) of the Internal Revenue Code of 1986 (the “Code”), or any subsidiary corporation of the Company, within the meaning of Section 424(f) of the Code, then the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per share on the date of grant and the option term shall not exceed five (5) years measured from the date of grant.

 (b) Vesting. The dates on which each option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Committee, in its discretion, at the time such option is granted. All options or grants which include a vesting schedule will vest in their entirety upon a change of control transaction as described in the Plan;

 (c) Expiration. The expiration of each option shall be fixed by the Committee, in its discretion.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

·	discuss our future expectations;
·	contain projections of our future results of operations or of our financial condition; and
·	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

GENERAL

We are a comics-based entertainment company.  We own the rights to a library of over 3,800 of comic book characters, which we adapt and produce for film, television and all other media. Our library contains characters in a full range of genre and styles.  With deals in place with film studios and media players, our management believes we are positioned to become a leader in the creation of new content across all media.

We are focused on adding titles and expanding our library with the primary goal of creating new franchise properties and characters.  In addition to in-house development and further acquisitions, we are developing content with professionals outside the realm of comic books.  We have teamed up with screenwriters, producers, directors, movie stars, and novelists to develop entertainment content and potential new franchise properties.  We believe our core brand offers a broader range of storylines and genres than the traditional superhero-centric genre.  Management believes this approach is maintained with Hollywood in mind, as the storylines offer the film industry fresh, high-concept brandable content as a complimentary alternative to traditional super hero storylines.

Over the next several years, we are working to become the leading independent comic book commercialization producer for the entertainment industry across all platforms including film, television, direct-to-home, publishing, and digital media, creating merchandising vehicles through all retail product lines.  Our management believes this will allow us to maximize the potential and value of our owned content creator relationships and acquisitions, story development and character/franchise brand-building capabilities while keeping required capital investment relatively low.

We derive revenues from a number of sources in each of the following areas:  Print Publishing, Digital Publishing, Filmed Entertainment, and Merchandise/Licensing.

Set forth below is a discussion of the financial condition and results of operations of Platinum Studios, Inc. (the “Company”, “we”, “us,” and “our”) for the twelve months ended December 31, 2006 and 2005, and the nine months ended September  30, 2007 and September  30, 2006.  The following discussion should be read in conjunction with the information set forth in the consolidated financial statements and the related notes thereto appearing elsewhere in this report.

RESULTS OF OPERATIONS – NINE MONTHS ENDED SEPTEMBER 30, 2007 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006

NET REVENUE

Total Revenue increased by $1,742,217 from $32,200 for the nine months ended September 30, 2006 to $1, 774,917 for the nine months ended September 30, 2007.  This increase is primarily due to a $1,000,000 acquisition fee for the sale of a comic book property realized in March of 2007 and $450,000 from a multi-property, first-look agreement which expired in May of 2007, thus allowing the Company to recognize previously deferred revenue.  The Company may realize future revenue related to commercialization of the acquired property, however, there are no guarantees of such revenue.  The first-look agreement will not provide any future revenue and there are no other material contracts with these customers.

The Company recognized revenue on both the option/acquisition and first-look agreements in accordance with guidance provided in Securities and Exchange Commission Staff Accounting Bulletin No. 104 “Revenue Recognition”.  Under the SAB 104 guidelines, revenue is recognized when the earnings process is complete.  This is considered to have occurred when persuasive evidence of an agreement between the customer and the Company exists, when the properties are made available to the licensee and the Company has satisfied its obligations under the agreement, when the fee is fixed or determinable and when collection is reasonably assured.

Typically, clients purchase an option on a property for a period of time (i.e. 1 year, for example) and at the end of the option period the client either purchases the property or the property reverts back to Platinum.  Also, the option fee may or may not be applicable to the final purchase price of the rights to the property.  If the option is not applicable to the purchase price, the Company will utilize subscription accounting for the option revenue over the option period.  If the option fee is applicable to the final purchase price, the Company will defer the revenue until the earlier of the option period expiring or the property is purchased.

The $1,000,000 option agreement was for the acquisition of all right, title and interest in and to a graphic novel written and owned by Platinum.  The option was exercised via a formal letter from the client to the Company and the full purchase price received by the Company prior to the expiration of the option to purchase.  There was a contractual agreement between the parties, the property was made available to the optionee, the Company had completed its obligations, the fee was fixed, determinable and paid.  There was no obligation by the optionee to further commercialize the property.  The option fee was applicable to the purchase price so the initial $300,000 option payment was held as deferred revenue until the option was exercised (at which time Platinum received the remaining $700,000).

The $450,000 first-look agreement, was an option to have the right of first refusal over (5) properties (Youngblood, Barry Ween, Quiver, Nathan Never and The Fog or other substitute titles) meaning Platinum could still market these properties to other buyers but if another buyer expressed an interest to option one of the named properties, this client had the right to exercise its option to purchase the property.  Again, the option payment was applicable to the final purchase price so the payment received upon execution of the option agreement was recorded as deferred income as it was not determinable as to which, if any properties would be purchased or produced.

Platinum is currently negotiating with other customers for similar and material contracts, but does not currently have any additional executed contracts similar in nature to the two material transactions recognized in the first six months of 2007.

EXPENSES

OPERATIONS– Operating expenses increased by $1,373,178 from $2,087,694 for the nine months ended September 30, 2006 to $3,460,872 for the nine months ended September 30, 2007, an increase of 66%.  This reflects the increased operating expenses initiated in the second half of 2006 as the Company shifted from a predominantly contractor-based workforce to hiring internal staff and increased its public relations and advertising efforts to expedite the establishment of additional sales distribution channels.  Legal expenses were lower in 2007 due to the hiring of an internal corporate counsel and reducing external legal fees.  On July 10, 2006, the Company entered into a lease for new office facilities in Los Angeles, CA to accommodate, its plans for future growth and miscellaneous expenses primarily consist of website costs and supplies.

A detailed schedule of significant expense types within “Operations” is as follows:

	2007		2006
	Jan - Sep	%	Jan - Sep	%	$ Change

Salaries/Benefits	1,443,076	41%	220,774	11%	1,222,302
Contractors	479,134	14%	918,894	44%	(439,760)
Travel & Entertainment	216,272	6%	123,106	6%	93,166
Marketing Activities	347,459	10%	66,710	3%	280,749
Accounting & Tax	166,110	5%	54,124	3%	111,986
Legal	100,806	3%	254,202	12%	(153,396)
Facilities	686,321	20%	358,629	17%	327,692
Miscellaneous	21,694	1%	91,255	4%	(69,561)
Total operating expense	3,460,872	100%	2,087,694	100%	1,373,178

RESEARCH AND DEVELOPMENT– Research and Development expenses consist primarily of salaries and related personnel costs and independent, work-for-hire fees associated with product development.  Research and Development expenses increased from $518,999 for the nine months ended September 30, 2006 to $692,677 for the nine months ended September 30, 2007, an increase of $173,678 (33%).  This increase was primarily due to the development activities associated with the delivery of new comic book titles and books on multiple platforms implemented in the second quarter of 2006.

DEPRECIATION AND AMORTIZATION EXPENSE– Depreciation and Amortization expenses increased by $92,934 for the nine month period, from $30,329 for the nine months ended September 30, 2006 to $123,263 for the nine months ended September 30, 2007.  This 306% increase consisted of $68,478 in amortization expense related to other assets which were $7,609 in 2006 and $24,456 in increased depreciation expense due to additional investments in computer equipment, software and furniture and fixtures.

INTEREST EXPENSE– Interest expense increased by $124,617 (44%) from $285,889 for the nine months ended September 30, 2006 to $410,506 for the nine months ended September 30, 2007.  This increase is as a result of a note payable to shareholder that was converted to common stock.  Most of this increase came from warrants issued as an incentive to convert the debt to common stock.  The fair value of the warrants were booked as interest expense totaling $195,507.

NET LOSS BEFORE INCOME TAXES– As a result of the factors described above, we reported a net loss before income taxes of $2,890,711 for the nine months ended September 30, 2006 compared to a loss of $3,147,523 for the nine months ended September 30, 2007, an increase of $256,812.

RESULTS OF OPERATIONS – YEAR ENDED DECEMBER 31, 2006 COMPARED TO THE YEAR ENDED DECEMBER 31, 2005

NET REVENUE

Total Revenue increased by $18,000 year over year, from $162,500 for the year ended December 31, 2005 to $180,500 for the year ended December 31, 2006, an increase of 11%.  For the year ended December 31, 2006, three transactions (two rights options and an acquisition deal) to three different customers, accounted for 100% of the revenue.  The acquisition sale contributed 82% of the total revenue and one of the rights options provided an additional 14% of total revenue.  The Company does not currently have any additional executed contracts for similar transactions with these or other clients. The Company may realize future revenue related to future commercialization from the acquisition transaction, however there are no guarantees of such revenue.  Additionally, one of the properties that was under a rights option in 2006, which has since expired, is currently under negotiation with another interested party in 2007. The Company entered into an agreement with Dimension Studios on November 2, 2004 for which $125,000 was received for the perpetual license to utilize the title “The Darkness” and a option fee of $150,000 which expired on November 2, 2006. The Company entered into a one-year option agreement with Relativity Media, LLC on June 12, 2005 for the property Witchblade from Top Cow.  The agreement did not provide for a fee for the option and no fee was paid. There is no standard fee structure to which our business is subject to. Fee arrangements may vary from studio to studio and project to project and may depend on numerous factors beyond our control. In some instances we may pay a fee for an option, in others we may not.

EXPENSES

OPERATIONS– Operating expenses increased by $1,560,406 (97%), from $1,607,672 for the year ended December 31, 2005 to $3,168,078 for the year ended December 31, 2006.     The Company increased staffing primarily in the second half of 2006 to address the ramp-up in contractor expense (138% year over year) as Platinum launched its Mobile, Digital and Print Publishing efforts initially utilizing contractor resources in order to expedite operations.  Marketing and travel expenses increased $184,912 in real dollars over 2005 related to the investment in establishing additional sales distribution channels and marketing activities such as the Comic Book Challenge but remained fairly unchanged as a percentage of total operating expense.  Legal expense increased by $224,747 or 526% related to financing activities during 2006 while facility costs increased by $167,445 (115%) as the Company moved into new offices in LA during the summer of 2006.  A detailed schedule of significant expense types within “Operations” is as follows:

	2006		2005
	Jan - Dec	%	Jan - Dec	%	$ Change

Salaries/Benefits	640,186	20%	458,780	29%	181,406
Contractors	1,018,742	32%	423,593	26%	595,149
Travel & Entertainment	180,025	6%	86,954	5%	93,071
Marketing Activities	206,978	7%	115,137	7%	91,841
Accounting & Tax	166,559	5%	173,969	11%	(7,410)
Legal	266,974	8%	42,227	3%	224,747
Facilities	310,574	10%	143,129	9%	167,445
Miscellaneous	378,040	12%	163,883	10%	214,157
Total operating expense	3,168,078	100%	1,607,672	100%	1,560,406

RESEARCH AND DEVELOPMENT– Research and Development expenses consist primarily of salaries and related personnel costs and independent, work-for-hire fees associated with product development.  Research and Development expenses were $243,833 and $764,282 for the years ended December 31, 2005 and December 31, 2006, respectively.  This 213% increase in year over year costs was due to the increased commitment in development activities associated with the delivery of new comic book titles and books on multiple platforms.

DEPRECIATION AND AMORTIZATION EXPENSE– Depreciation and Amortization expenses increased $66,050 year over year, from $7,436 for the year ended December 31, 2005 to $73,486 for the year ended December 31, 2006.  This 888% increase consisted of $30,435 in amortization expense related to other assets which were $0 in 2005 and $35,615 in increased depreciation expense due to additional investments in computer equipment, software and furniture and fixtures.

GAIN/(LOSS) ON DISPOSTION OF ASSETS– In the year ended December 31, 2006, the Company took in a one-time charge of $33,260 as a result of a physical inventory taken as part of the move to its new facilities.

INTEREST EXPENSE– Interest expenses remained essentially flat year over year with $390,288 for the year ended December 31, 2005 versus $391,745 for the year ended December 31, 2006.  This interest expense is primarily due to servicing the interest on debt obligations used to fund the company operations.

OTHER EXPENSE– The Company had a one-time expense of $25,000 during the year ended December 31, 2006 to write-off a deposit related to a potential acquisition target which the Company elected to not consummate.

NET LOSS BEFORE INCOME TAXES– As a result of the factors described above, we reported a net loss before income taxes of $2,080,915 for the year ended December 31, 2005 compared to a loss of $4,272,780 for the year ended December 31, 2006.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2007, we had a cash balance of $7,070 and negative working capital of $1,741,695.  Effective July 1, 2007, the Company and Scott Rosenberg executed an agreement by which $1,625,000 in debt (principal of $258,153 Short-term and $1,366,847 Long-term), plus accrued interest of $95,857 were paid off through the issuance of common stock and warrants.  In addition, management believes it will not have to pay the $745,850 principal in Short-term debt also due to Mr. Rosenberg, during 2007 unless the Company can generate sufficient revenues from normal operations and will be allowed to pay interest only on this loan for the remainder of 2007.  These two actions would eliminate the $1,004,003 debt obligation identified as a cash requirement during 2007 and materially improve the working capital position of the Company.  Management does believe there will be an increase in overall expenses to expand the Company’s operations during 2007 and although revenues are expected to increase, it is anticipated that additional cash resources will be required during the next twelve months.  We are currently projecting operational cash requirements of $2,400,000 over the next six months, including planned cash requirements for IP content development of $200,000, $400,000 for promotion and marketing, $200,000 for accounting and legal expenses related to our public reporting obligations, $200,000 for outside legal expenses related to independent film financing, and $1,400,000 for working capital.  Although we are currently evaluating potential avenues of financing, we have no definitive plans at this time for additional funding and may undertake additional debt or equity financings to meet these or future long-term needs to better enable us to grow and meet our operating and capital requirements.  However, we cannot guarantee that any additional equity or debt financing will be available in sufficient amounts or on acceptable terms when needed.  If such financing is not available in sufficient amounts or on acceptable terms, our results of operations and financial condition may be adversely affected.  In addition, equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences or privileges that are senior to or common stock, and any debt financing obtained must be repaid regardless of whether or not we generate profits or cash flows from our business activities.

Net cash used in operating activities was $3,306,437 for the nine months ended September 30, 2007 as compared to $1,999,504 for the nine months ended September 30, 2006, an increased cash requirement of $1,306,933 or 40%.  The increase in net cash used in operating activities is primarily the result of our increased staffing, investment in research and development, increased expenses related to our financing and registration process, and enhanced marketing activities to expand our sales channels.

Below is a description of significant financings we completed during the fiscal year ended December 31, 2006.

OCTOBER 2006 FINANCING

In October 2006, we entered into Subscription Agreements with various accredited investors (the “October 2006 Private Placement”) pursuant to which the investors subscribed to purchase a total of 49,047,250 shares of our common stock, resulting in proceeds to the company of $4,904,725, less offering costs of $222,518.  The offering closed on April 30, 2007.  In connection with the offering, we agreed to use our reasonable best efforts to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement within 180 days following the closing of the offering.

We agreed to use our reasonable best efforts to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 180 days following the closing of the offering. The offering closed on April 30, 2007 and we filed a registration statement on September 4, 2007. The Company is not required to pay any penalties for failing to have the registration statement declared effective by a specific date.

Midtown Partners, registered broker-dealer, acted as placement agent for a portion of the common stock sold in the offering.  In connection with the closing we paid the placement agents a cash fee of an aggregate $32,102.  In addition, the Company issued to the placement agent 458,600 warrants to purchase shares of our common stock with an exercise price of $0.10 per share exercisable for a period of five years. The shares underlying the warrants are not included in this prospectus.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  Since Platinum Studios, Inc.’s inception, we have incurred losses, had an accumulated deficit, and have experienced negative cash flows from operations.  We expect this trend to continue.  The expansion and development of our business will likely require additional capital.  This condition raises substantial doubt about our ability to continue as a going concern.  We expect cash flows from operating activities to improve, primarily as a result of an increase in revenues, although there can be no assurance thereof.  The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.  If we fail to generate positive cash flows or obtain additional financing when required, we may have to modify, delay or abandon some or all of our business and expansion plans.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity, or capital expenditures.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The policies discussed below are considered by our management to be critical to an understanding of our financial statements because their application places the most significant demands on our management’s judgment, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain.  Specific risks for these critical accounting policies are described below.  For these policies, our management cautions that future events rarely develop as forecast, and that best estimates may routinely require adjustment.

The SEC has issued cautionary advice to elicit more precise disclosure about accounting policies management believes are most critical in portraying our financial results and in requiring management’s most difficult subjective or complex judgments.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments and estimates. On an on-going basis, we evaluate our estimates, the most significant of which include establishing allowances for doubtful accounts and determining the recoverability of our long-lived assets.  The basis for our estimates are historical experience and various assumptions that are believed to be reasonable under the circumstances, given the available information at the time of the estimate, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources.  Actual results may differ from the amounts estimated and recorded in our financial statements.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Reclassification:  Certain prior year amounts have been reclassified in order to conform to the current year’s presentation.  In 2006, the Company transitioned into a new accounting system that allows for a more detailed analysis of project expenses and revenues.  Financials from earlier years have been reclassified to account for this transition.

Revenue Recognition:  The Company derives its licensing revenue primarily from options to purchase rights, the purchase of rights to properties and first look deals.  For options that contain non-refundable minimum payment obligations that are not applied to the purchase price, revenue is recognized ratably over the option period, prior to the collection of all amounts ultimately due, provided all the criteria for revenue recognition under SAB 104 have been met.  Option fees that are applicable to the purchase price are deferred and recognized as revenue at the later of the expiration of the option period or in accordance with the terms of the purchase agreement.  Revenue received under first look deals is recognized ratably over the first look period, which varies by contract provided all the criteria for revenue recognition under SAB 104 have been met.  First look deals that have contingent components are deferred and recognized at the later of the expiration of the first look period or in accordance with the terms of the first look contract.

For licenses requiring material continuing involvement or performance based obligations, by the Company, the revenue is recognized as and when such obligations are fulfilled.  The Company records as deferred revenue any licensing fees collected in advance of obligations being fulfilled or if a licensee is not sufficiently creditworthy, the Company will record deferred revenue until payments are received.  License agreements typically include reversion rights which allow the Company to repurchase property rights which have not been used by the studio (the buyer) in production within a specified period of time as defined in the purchase agreement.  The cost to repurchase the rights is generally based on the costs incurred by the studio to further develop the characters and story lines. Reversion rights have no impact on the revenue recognition nor timing of the revenue recorded, not is any portion of the revenue deferred.

Character development costs:  Character development costs consist primarily of costs to acquire properties from the creator, development of the property using internal or independent writers and artists, and the registration of a property for a trademark or copyright.  These costs are capitalized in the year incurred if the Company has executed a contract or is negotiating a revenue generating opportunity for the property.  If the property derives a revenue stream that is estimable, the capitalized costs associated with the property are expensed as revenue is recognized.  If the Company determines there is no determinable market for a property, it is deemed impaired and is written off.

Recent accounting pronouncements:   In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainly in Income Taxes” (“FIN 48”).  FIN 48 applies to all tax positions related to income taxes subject to SFAS 109, “Accounting for Income Taxes”.  Under FIN 48 a company would recognize the benefit from a tax position only if it is more-likely-than-not that the position would be sustained upon audit based solely on the technical merits of the tax position.  FIN 48 clarifies how a company would measure the income tax benefits from the tax positions that are recognized, provides guidance as to the timing of the de-recognition of previously recognized tax benefits and describes the methods for classifying and disclosing the liabilities within the financial statements for any unrecognized tax benefits.  FIN 48 also addresses when a company should record interest and penalties related to tax positions and how the interest and penalties may be classified within the income statement and presented in the balance sheet.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  For Platinum, FIN 48 will be effective for the first quarter of fiscal 2007.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections , which replaces APB No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements . SFAS No. 154 requires that a voluntary change in accounting principle be applied  retrospectively  with  all prior period financial statements presented as if the new accounting principle had always been used. SFAS No. 154 also requires that a change in method of depreciating or amortizing long-lived non-financial assets be accounted for prospectively, in the period of change and in future periods, if applicable, as a change in estimate, and requires the correction of errors in previously issued financial statements be termed a “restatement”. SFAS No. 154 is effective for accounting changes and correction errors made in fiscal years beginning after December 15, 2005.  The implementation of SFAS 154 is not expected to have a material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which amends APB Opinion 29 (APB 29), Accounting for Nonmonetary Transactions . The guidance in APB 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged and included certain exceptions to that principle. SFAS No.153 amends APB29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. This Statement will be effective for the Company for nonmonetary asset exchanges occurring on or after January 1, 2006.

BUSINESS

INTRODUCTION

Our Company was formed and operated as a California limited liability company from its inception on November 20, 1996 through September 14, 2006.  On September 15, 2006, we filed with the State of California to convert Platinum Studios, LLC into Platinum Studios, Inc., a California corporation.

Our corporate website address is www.platinumstudios.com. Our website and the information contained on our website are not incorporated into this prospectus or the registration statement of which it forms a part. Further, our references to the URLs for this and any and all other company-owned websites (including www.platinumstudiosmobile.com, www.drunkduck.com, www.platinumstudioscomics.com, www.PlatinumStudiosComics.com,store.platinumstudios.com, www.pt78mobile.com,) are intended to be inactive textual references only.

We are a comics-based entertainment company.  We own the rights to a library of over 3,800 of comic book characters, which we adapt and produce for film, television and all other media. Our continually expanding library consists of characters that have appeared in comics in 25 languages and in more than 50 countries. Our library of comics-based characters spans across multiple genres and multiple target audiences. Not only have we developed many of our characters in-house, but we have also aggregated content from several third-party comics publishers, acquiring the rights to use these characters via all media except print publishing.  We believe that the size of our library gives us a competitive edge over other comics-based libraries, as we will be able to go to market quicker with new opportunities to exploit our characters, such as electronic comics.

We seek to be a leader in producing entertainment content for all platforms including film, television, direct-to-home, publishing, and digital media based on comic book characters providing new merchandising vehicles across all retail product lines.  By combining our character commercialization strategy with our extensive storytelling, packaging, and corporate management abilities, we seek to build a strategically diversified and profitable character-based entertainment business.

We believe our library has broader audience appeal than other comic character companies whose libraries comprise primarily of the traditional superhero characters. Our library includes characters that span all story genres, including science fiction, fantasy, horror, mystery, romance, comedy, crime, action/adventure, and family.  While our library includes superhero characters, management believes this broad spectrum allows us to be protected by any unforeseen downturn in audience reaction to any single genre.

In addition to a broad universe of more than 1,000 characters developed in-house, we also acquired the rights to the characters and storylines of Italian-based, SBE Publishing’s Horror/Sci-Fi Universe and French-based, Hexagon Comics, as well as U.S.-based Top Cow and Barry Wean. We believe that this library gives us an established international audience for our media exploitation plans. In addition to the international exploitation of these properties, there are significant other benefits to our relationships with SBE and Hexagon Comics, including providing us with the advantage of owning all content created, without the burden of overhead to run extensive publishing entities, thus providing us with a constant source of new material. As our publishing partners expand their library, our character and story lists expand as well.  Our management believes that our strategy provides numerous synergies, including:

•	Development of individual character franchises by leveraging feature films, television programming, Internet/wireless, licensees, promotional partners, and advertisers.
•	Development and introduction of new characters, planted spin-offs and tie-ins with branded characters.
•	Reduced marketing and promotions costs by cross marketing the characters through different distribution media.
•	Interactive feedback from various affiliated and co-branded online destinations.

We believe that our strategy will offer the ability to communicate with audiences from around the world providing market analysis from fan, industry and creative perspectives that gauge the appeal of new Characters and stories.

Library of Characters

Universe of Characters	Origins	# of Characters
SBE Horror / Sci-Fi	Europe	1,000 + (ongoing)
Awesome Comics	North America	500 + (ongoing)
Top Cow Comics	North America	300 + (ongoing)
Hexagon Comics	Europe	600+ (ongoing)
Platinum Studios Macroverse	Worldwide	1,000 + (ongoing)
Platinum Studios Acquisitions	Worldwide	400+ (ongoing)

SBE Horror/Sci-Fi

This library comprises of the following characters:
•	Characters: 1,103
Dylan Dog acquired from SBE:  319 characters
Legs Weaver acquired from SBE:  271 characters
Nathan Never acquired from SBE:  456 characters
Barry Ween acquired directly from creator:  57 characters

Our rights: We have all rights worldwide, not including print comic publishing rights.  We acquired all rights to all characters in the Barry Ween property and there is no reversion of rights.  On the SBE properties, we have acquired all right, title and interest in and to all 3 properties (Dylan Dog, Legs Weaver, Nathan Never), excluding only comic book print publication rights.  The Company originally had 10 years in which to produce a motion picture or television program based on these properties to preclude a reversion of rights.  This 10-year period expired July 2, 2007.  However, the rights do not revert until Platinum receives notice of reversion, which we have not received as of this date.  Even if such notice is received, the Company effectively has 14 months from the date of such notice to commence principal photography on a picture, whereupon reversion rights would be terminated.

Awesome Comics/RIP Media
•	Characters: 516
Our rights : We have all rights worldwide, not including print comic publishing rights. Currently, we have the exclusive right to enter into agreements related to the licensing of motion picture rights and allied/ancillary rights until the date upon which Platinum Studios’ CEO, Scott Mitchell Rosenberg is no longer at least one of the following: (a) an executive officer of the Company; (b) a member of the Board of Directors of the Company, or (c) holds at least 30% of the outstanding capital stock of the Company.

Top Cow
•	Characters: 546
Our rights : We have all rights for film and television worldwide. Publishing is excluded and certain non-film ancillary rights subject to preexisting deals (certain properties only) are also excluded.  Currently, we have the exclusive right to enter into agreements related to the licensing of motion picture rights and allied/ancillary rights through January 30, 2010. If we pay an additional $350,000 on or before June 30, 2010, these rights are extended through January 30, 2011.

Hexagon Library from Mosaic Multimedia
•	Characters: 703

Our rights : We have all rights worldwide, not including print comic publishing rights, contingent on verification of chain-of-title and European legal documentation (on completion of paperwork, Platinum will have a long-term, exclusive option, with provision to buy out all restrictions and third-party approvals). Currently, we have the exclusive right to enter into agreements related to the licensing of motion picture rights and allied/ancillary rights through January 1, 2014.  If we pay $196k on or before January 1, 2011, we then have until January 1, 2016. If we pay $600,000 by January 1, 2016, we then have the right in perpetuity.  The agreement requires the formation of an LLC that is co-owned by Mosaic Multimedia and Platinum Studios with Platinum acting as manager.  Company will move forward on formation of the LLC when it appears likely that exploitation will occur on one or more of the properties.

Recent Developments

Print Publishing
After launching our first graphic novel in December, 2006, we have published over 30 comic books and graphic novels for distribution through traditional domestic channels.  In July, 2007, we began developing an international channel for worldwide print distribution.  We entered a co-production deal with KISS Catalog to produce a new line of comic material based on the 1970’s legendary rock band, KISS, that includes a 50% ownership in all material derived from this comics line for exploitation in other merchandise and licensing opportunities.

Digital Publishing
Since the 3 rd quarter of 2006, we have launched an online “e-commerce” store to sell merchandise, comic books and other products (store.platinumstudios.com), an online comics site to highlight the printed comics and graphic novels ( www.platinumstudioscomics.com ), a mobile storefront for distribution of digital content ( www.platinumstudiosmobile.com ), a web-comics site to host the digital distribution of our printed comic material and as a resource for independent comics creators to post new material ( www.drunkduck.com ) and we have developed multiple destination sites for individual comic properties. This digital publishing group has also created digital images that consumers can download to their mobile phones and personal computers for wallpapers and screensavers.

Filmed Entertainment
We currently have film and television development deals with several major film producers and in 2007, we successfully sold one property, Unique , to Disney Studios, with the anticipation that it will go into production in 2008.  Additionally, in June, 2007, we entered into negotiations on a 2-year option agreement with Dreamworks, Universal Studios, Paramount Pictures, and Imagine Entertainment to acquire the film production rights to our property Cowboys & Aliens , the #1-ordered graphic novel in the U.S. in 2006 (Entertainment Weekly, January, 2007) with the goal to produce a feature film. This film’s production schedule has not been officially set yet but it is anticipated to begin pre-production sometime within the next 24 months.  In 2006, we entered into a co-production and distribution deal with Arclight Films to produce a slate of 8 feature films based on a number of our properties over the next 3 years.  We are currently in contract negotiations with various talent on our first film from that slate, Dylan Dog: Dead of Night and we hope to begin production in 2008.

Merchandise/Licensing
In addition to the KISS Comics line as mentioned above, we have created a line of apparel called Number Zero Limited that takes a unique approach to t-shirt and other clothing design, highlighting images from comics on the outside of the shirt and additional story material printed on the inside.  We are negotiating with console and pc-based video game developers to create games based on our material and we are exploring a number of toys and other merchandise opportunities.  We have extended our branding philosophy to include our annual “Comic Book Challenge”, a competition that allows independent creators to pitch original comic book ideas to a panel of live judges.  The winning contestant gets a publishing deal with revenue sharing across all distribution outlets.  In 2007, we signed a 3-year corporate sponsorship deal with AT&T and secured other sponsorship arrangements with 5 other corporations to underwrite the event and expose the Company to a wide audience.

Industry Overview

The comic book market is highly sought after by the entertainment industry for the purpose of mining for new material.  As proof of this appeal, two recent trade articles have pinpointed the virtues of comics publishing as a credible source of new material in Hollywood.  Daily Variety and Hollywood Reporter have each reported separately that the big moneymakers are fresh concepts and comicbooks. “Among the better averages were pics based on comicbooks: There were only 13 such films, and the $2.8 billion total means that each comicbook hit averaged a $215 million gross.  Which explains why Hollywood is so hot to film comicbooks.” (“How to make box-office gold”, Marc Graser, Daily Variety 7/6/07).

Additionally, IDT Internet Mobile acquired comics publisher IDW in a recent transaction as reported July 24, 2007.  According to Daily Variety, the reasoning behind this acquisition was to give IDT the ability to “take IDW’s properties and sell them to traditional film and television outlets and it will develop them for new media platforms.” IDT was recently acquired by John Malone’s Liberty Media in 2007, marking an expansion of a traditional telco into the content development and media industry.  (“IDT buys comics publisher IDW”, Steven Zeitchik, Daily Variety , 7/24/07).

It was also reported in July, 2007 that UK-based sales, production and finance house Intandem is embarking on a “ new corporate strategy by acquiring a 5% stake in Los Angeles-based comic book publisher Radical Publishing and sister movie company Blatant Pictures, providing the company with another source of quality commercial product for studios and top distributors .” (“Intandem has Radical idea for content”, Stuart Kemp, Hollywood Reporter , 7/17/07).  These industry announcements all support our contention that comic-books and graphic novel publishing is a viable source for multiple forms of media exploitation.

Print Publishing

Every project we publish is designed for eventual adaptation to other media, including film and television.  Our core business model focuses on the exploitation of our characters in all media.  We license our characters and stories for domestic and/or international comics publishing.  In some cases, we produce our own publications under the “Platinum Studios Comics” label, but we also have agreements with other publishers and original copyright holders whereby our agreement provides for these parties to continue publishing comic books, generating new characters and stories which are added to our ever-growing library of material.  Under these agreements, the publisher retains the publishing rights and generates ongoing serial publications, maintaining large staffs within their publishing and distribution organizations to achieve these goals.  We benefit tremendously from this relationship as all new characters and story lines generated from new publications are added to our library, without the burden of carrying an entire publishing and distribution staff.  One such example of this arrangement is the Bonelli Publishing library from Italy, which has been producing comic books in printed form for over 50 years.  Popular characters from the Bonelli library include Nathan Never, Legs Weaver and Dylan Dog. Pursuant to our agreement with Bonelli Publishing characters which they develop are added to our library.

Print Publishing Schedule

After a successful launch of our inaugural graphic novel, Cowboys & Aliens , in December, 2006, we have established a steady schedule of 23 books with an additional 20 titles to be published before the end of 2007. These titles have are all published under the Platinum Studios Comics banner and they are sold directly to comic book stores through the industry’s sole distributor, Diamond Distribution.   The writers and artists of these titles are hired on a work-for-hire basis.

Distribution Model

We currently have four distribution channels to sell our products: (1) direct to comic book stores, (2) online, (3) traditional book retail stores, and (4) international distributors.

All products offered directly to the thousands of comic book retailers throughout the United States must be listed through Diamond Comic Distributors.  Diamond was established in 1982 to provide comic book specialty retailers with wholesale, non-returnable comic books and related merchandise. Diamond has a vast network of strategically-located Distribution Centers throughout the world.

Currently, we have a distribution agreement with Top Cow Productions to list our titles in Diamond’s wholesale catalog for retail comic book stores. By capitalizing on Top Cow Production’s long-standing relationship with Diamond, we have been able to procure better placement in this wholesale catalog.  To date this has been our primary distribution chain; however, as an adjunct to our Top Cow Productions arrangement, we have also recently established a direct contractual relationship with Diamond for the listing of our properties, giving us more flexibility regarding the types and number of products we offer to this direct market.

We also distribute our products to consumers and retailers via our Web store and comic book site ( www.PlatinumStudiosComics.com ). The site allows the comic book fan to get a closer look at the books, the creators and sample artwork.  We have also created a strategy of launching the published book online, updating one page per day, giving the readers and fans a place to preview the book and communicate with the creators one-on-one via our webcomic hosting site, DrunkDuck (www.drunkduck.com).

We also distribute our products through established distribution companies, such as our current arrangement with Ingram.  Ingram has agreed to distribute our KISS 4K books to book stores and libraries.  Currently, they distribute to Borders, Barnes & Noble, Hastings and newsstands.  Ingram Book Company is the leading wholesale distributor of book product.

Finally, we have recently established relationships with international publishing entities to distribute translated versions of our completed series of comic books to over 100 countries throughout the world.  These publishers generally pay advances against sales royalties without charging for translations and/or printing, making this distribution option a significant way to offset the costs of the domestic distribution chain.

Digital Publishing

We have established ourselves as a leader in comics-based entertainment, and continue to build our already substantial library of characters and storylines.  We are currently pursuing a strategy to leverage our momentum in the entertainment space and commercialize our intellectual property through the most viable media outlets and channels, including the online content space.

Our Digital Publishing Division’s mission is to leverage our library of intellectual property across multiple online channels and distribution platforms, and create an online community for fans of comic-based entertainment in all media.

We plan to aggregate several online comic properties and develop an online comics “portal,” where we can further interact with the comic-creator and -fan communities via content, reference information, community tools and other interactive features.  By engaging the community through this network/portal strategy, we believe we will increase our volume of property, story and character submissions, promote our online and offline properties, track key trends in the comic entertainment space and continue to brand the company with the comic fan base. Revenues for this portal will be derived from advertising and sponsorship and intelligently monetized through tie-ins, merchandise and other long-tail strategies.

Online Comics Community / Portal

In 2006, we acquired Drunk Duck (www.drunkduck.com), an online web comic community boasting over 3,000 strips and 10 million monthly page views. Since the acquisition, we implemented several programming and feature upgrades to enhance the functionality and user-friendly interface of Drunk Duck, including a new section for print publishers to post their printed works online as well.  In less than one year, we have seen increased numbers across the board for Drunk Duck, where as of June 30, 2007, the site hosts over 8,000 strips/stories and the monthly page views now exceed 30,000,000.

Our ongoing strategy is to create a network of sites dedicated to the online comic genre (which includes web based comic strips similar to the traditional newspaper format, online comic books and graphic novels, and streaming/electronic comics) anchored by Drunk Duck.  The goal is to aggregate the comic fan base across the internet, monetize the traffic through subscriptions, advertising and sponsored content, embedded product placement, licensed exploitation opportunities and casual gaming, as well as provide an access point for the Company to launch and promote its properties and characters in all forms of media – print, film, television, mobile/wireless and gaming.

We have identified several additional key sites as potential acquisition targets covering specific aspects of the community – original comic content, industry news, historical comic reference material, fan sites – which will be combined to create a grassroots network that speaks directly to the comic book fan-base.  By employing a technique known as a “hat”- a branded identifying navigational tool commonly found across of the top of the page (i.e. Slate.com and Fox.com are part of the MSN.com network, and MSN.com’s navigational “hat” appears across the top left of each), we believe we can combine several of these sites to form a comic content network.  The focal point of this network will be Drunk Duck which will feature our streaming electronic comics, supported by daily content updates and comic strips, industry news provided by Broken Frontier, interviews, games, podcasts, fan involvement (blogs; forums; wikis; profiles of fans and comic creators), contests, etc.

Our network of online comic sites will speak directly to the fan community and strive to offer fans a sense of ownership in the properties, with editors for much of the content selected from the fan base itself. We intend to take this one step further, where the best fan writers would be welcomed onto the official staff, creating an “it can happen to you” feeling among the loyal followers, thereby deepening their attachment to a series.

Of significant value to us is the ability to monetize the traffic generated across the entire network through several avenues, including subscriptions, advertising and sponsored content, embedded product placement, and licensed exploitation opportunities.  Each of these revenue streams can be active on every site within the network, as they work to drive traffic to one another, further maximizing the revenue potential of every visitor.  As the characters and stories themselves begin to establish a broader audience, additional revenue streams such as licensed products, merchandising and additional media outlets become viable options.

Casual Games

Due to a renewed interest in retro arcade games like pac-man, asteroids and centipede, as well as new titles inspired by retro games, card and board games, puzzle games and the like, a new gaming sector, often collectively referred to as “casual games,” has evolved. The category is loosely defined as games with simple rules, that are easy to learn and can be played in very small increments of time – perfect for a 5-10 minute break at work. The most prevalent casual game genres today are puzzles, word games, and casual-action games, followed by tile/card and board games.

Our Drunk Duck portal includes a casual gaming section, with a variety of games featuring characters and story lines from our library.  We are in discussions with leading game developers to “re-skin” an assortment of casual games with our properties (i.e. changing the cosmetic nature of the game characters without changing the underlying software of the program), and we are evaluating several ways to monetize this product. In the past few years, the dominant business model for targeting the casual games audience was offering free online games that were monetized by advertising and sponsorships. A number of business models have now emerged, including fee-based downloadable games, premium online subscription services, skill-based gaming tournaments, in-game advertising and free game play supported by video advertising and sponsorships.

Digital Studio Model

We are in the process of creating a “digital studio,” which management believes will be positioned to exploit our intellectual property across the web and expand our audience for comic-based entertainment. Content developed through the digital studio will be tailored to current and burgeoning web distribution platforms, including electronic comics, streaming video/video-on-demand, and instant messaging, and distributed through partnerships with online portals such as AOL, MSN, Google, and Yahoo!, all of which are aggressively pursuing content plays via in-house development, acquisitions and joint ventures.  In addition, we will exploit the rapidly growing world of wireless/mobile content.

Following the lead of our broadcast entertainment studio model, our Digital Publishing team will develop several series of “tentpole” electronic comics based on characters from our intellectual property library, which combine the best elements of animation and comics. These electronic comics will be roughly 3-5 minutes in length, merging the unique visual animated template of comics with top-flight directing, writing, editing and voicing, all created to fit with the viewing habits of online users in the target demographic.

The distribution platform for our electronic comics includes establishing relationships with the online entertainment content portals and search destinations such as AOL, MSN, Yahoo and Google.  These portals will utilize the content within their entertainment channels, and revenues will be derived through advertising and sponsorship, managed by each individual portal.  With the continuing evolution of web-based video content delivery, broadband penetration to the home and the forecasted growth in online ad spending, this will provide Platinum with a significant revenue stream. Additionally, by providing content through any of these partners to their vast audience, the Company believes it can generate significant exposure for many of its properties and characters.

Online content/streaming content models have shifted in recent years, however ad supported and subscription models are still recognized as the most lucrative and cost-effective. There has been an upswing in the downloadable content model (i.e. – iTunes, Rhapsody, Google’s Online Video Store) in late 2005 and early 2006, and we will continue to explore these and other avenues for the distribution of content created by its digital studio.  One of the strongest components of the digital studio as part of the Company’s overall Digital Publishing Division initiative, is its ability to be self sustaining – expending capital and resources to produce the content, and generate revenue by licensing that content across the web through multiple destinations and partners.

Drunk Duck itself will provide us with not only an online destination for fans of the comic genre, but also a distribution platform for content developed in the digital studio. Furthermore, this also provides a place where new stories and concepts can be critiqued and fine-tuned by an audience who not only knows the genre, but also begins to feel a sense of involvement and ownership as they contribute to the evolution of their favorite characters.

Mobile/Wireless Distribution

In June, 2006, we began pursuing a strategy to leverage our momentum in the entertainment space and commercialize our intellectual property through the most viable media outlets and channels, including the wireless and mobile content space. Our Wireless/Mobile Content group mission is to leverage our library of intellectual property across multiple mobile distribution platforms and further expand the audience for our characters and stories.  Through affiliations and partnerships with mobile content developers, syndicators, and distributors, we intend to make available an array of downloadable content, including ring tones, wallpapers, and games, featuring characters, icons and concepts from our library of characters.  We believe that utilizing the internet as a key access point to reach the mobile customer will keep production and overhead costs to a minimum and develop a very robust revenue stream.  In addition to the potentially lucrative revenue stream from the sale of each phone and service contract, we will gain an additional point of contact to reach a dedicated fan base for specific properties. The subscriber base can be offered exclusive content, promotions, early access to other media properties, and other key benefits to keep them engaged with our various content offering.

As a mobile content provider, we will focus primarily on the delivery of content in various forms, including downloadable images, ringtones, voicetones, wallpapers, video, animation, games, and interactive applications (such as e-mail, web browsing, SMS and instant messaging) to a range of wireless devices.  This will be achieved through partnerships with Mobile Content Syndicators, who aggregate and package content from multiple providers and distribute it through alliances with various channels or portals.

Filmed Entertainment:  Feature Films

We are aggressively pursuing a multi-pronged approach to create feature films:

•	Licensing characters and stories to third-party producers and/or affiliated major studios for production
•	Secure outside financing to produce our own slates of films

Licensing Deals

Some examples of our current projects with major studios based on previously unbranded characters include:

•	Unique (Disney) - Based on a comic book series released in early 2007, Disney acquired the film rights to this project and tentative production schedule is set for sometime in 2008.
•
Cowboys & Aliens (Dreamworks/Paramount/Imagine/Universal) – In June, Dreamworks agreed to option our property for development and production for joint distribution through Paramount and Universal with Imagine Entertainment as a producing partner.

Production Slate Financing

As an alternative to licensing properties to studios, independent financing arrangements are becoming more prevalent in the entertainment industry.  While there are many ways to finance films, one of the options is to create an Intellectual Property-Backed Securitization vehicle to facilitate the funding efforts.  The structure is designed to (1) isolate the Intellectual Property assets needed for the production and exploitation of theatrically released films into a bankruptcy-remote vehicle, thus protecting the financial integrity of the Company from potential adverse performance of the picture slate, and (2) mitigate the performance risk across a number of films through structural credit enhancements.

The vast majority of issuance by dollar volume has occurred in the film industry because film catalogs represent large, predictable assets with clearly defined historical cash flows and relatively little variance. Similarly, future flows transactions backed by film catalogs tend to show less volatility as the film industry has followed the same pattern for many years where a few blockbusters (perhaps 5% of the total releases) finance the rest of the releases. This “all or nothing” type of economics, where the few hits pay for the many flops, works well for slates because the catalogs behave like a portfolio of assets whose diversification smoothes the volatility of revenues.

Intellectual property backed securitization is a recent phenomenon and the total market to date remains relatively small.  In 1997 there were $380 million in known IP backed securitization transactions. In 2000 there were $1.13 billion. The total known transaction volume in those years was greater that $2 billion.  The total asset value of patents worldwide is estimated to be many trillion dollars. (Source: Bernhard H. Fischer, “New Patent Issue: BioPharm Royalty Trust”, “From Ideas to Assets: Investing  Wisely in Intellectual Property”, Bruce Berman (editor), (New York, John Wiley & Sons, Inc.)  p. 484).

We are working with Havenwood Media LLC and Arclight Films to arrange a financing slate of eight low-budget (between $6 and $12 million) motion pictures intended for theatrical release.  Together with Arclight, we will put together a combination of equity, tax incentives and other financing to fully fund the production of these films.

Along with our partners, Arclight and Havenwood, we have identified the following eight (8) properties for our current slate (although various circumstances may require us to substitute alternative titles for those listed):

•	Witchblade
•	The Darkness
•	Dead of Night (from Dylan Dog )
•	The Hunter
•	Ghosting
•	Hive
•	Mal Chance
•	Blood Nation

Our first project in this slate, Dead of Night , is in early stages of pre-production as of August 27 as we are in final negotiations with key talent.  We anticipate production to begin the first quarter of 2008.  The second film identified for potential 2007 production schedule is Ghosting .   In addition to this current slate with Havenwood and Arclight, we are reviewing additional slate opportunities such as direct-to-home video slate and genre-specific, low-budget slates.

Filmed Entertainment: Television

In television, we intend to (1) continue our strategy of licensing our characters and stories to third-party producers for sale to broadcast and cable television networks: and (2) secure third-party financing to produce our own specials and series .

Licensing Deals

We are currently working with several well-known producing partners in order to help bring other characters to the small screen as follows:

•
Film 44
Peter Berg ( Friday Night Lights ) is directing and Raphael Alverez ( The Wire )   is writing the hour-long drama, Down, for NBC Universal/Television Studio based on the Top Cow Productions property by Warren Ellis.

•	Raimi-Donen Sam Raimi ( Spider Man 1, 2 & 3 ) is developing Rising Stars , by J.M.S. ( Babylon 5 ) as a mini-series.
•	Roundtable Entertainment Gina Matthews ( 13 going on 30 ) and Phil Stark ( Dude, Where’s My Car ) are working to develop Utopia , a single-camera half-hour sitcom for 20 th Century Fox.

Merchandise/Licensing

We recognize a targeted merchandising and licensing strategy can produce significant revenues from characters who build their audience / fan base through any form of media exploitation – feature film, television, home video/DVD, print, online, wireless and gaming. We will seek to develop relationships with category leaders to help secure more retail support, increase the distribution of its products, and make us a key franchise for our licensees.

Licensees recognize the potential that comic based properties afford them in diversifying their retail mix with lines for multiple characters within one story, and, in so doing, expanding the potential consumer audience interested in their merchandise. It is not uncommon for a major theatrical release in the comic to film genre to secure over 50 licensees for an array of products, from action figures, games and trading cards, to party supplies, costumes, furniture, and packaged foods.

The opportunities within the merchandising and licensing arena for us are equally as wide ranging, including toys/games, collectibles, apparel, and numerous consumer goods.  We will pursue opportunities via the following channels:

·	General merchandising agreements with third parties in each major territory where films, television and new media will be released.
·
Collectible merchandising: cultivating the worldwide collector market by allowing licensees in other countries to break with the normal tradition of shipping only within their territory. In these agreements, we will allow such licensees to ship product to special retailers who have partnership arrangements with the Company. These items will carry a double royalty: the original royalty from the licensee and the additional royalty from the retailer allowed to carry the material.

·	The licensing of the Characters for customized advertising campaigns and/or media purchase campaigns.
·
Leveraging individual partners and licensees’ efforts together globally and locally to create critical mass, including promotions, contests, and third-party advertising on radio, television and new media.

·	The leveraging of our relationships with hundreds of comic book publishers and distributors worldwide for the distribution of the Characters in print form.

Collectibles Merchandising Strategy

Our collectible merchandising strategy will be an important area for income and branding. The collectible markets worldwide will be developed through the combination of an online and offline merchandising model.  We will establish merchandise-licensing arrangements that enable individual licensees’ ability to sell merchandise outside their territories through our distribution partners. Where licensees traditionally cannot cross borders to sell products available within their own licensed territories, we will establish a global capability for individual territory merchandise licensees to make their product available worldwide over our website (including co-branded and syndicated versions of the website).

KISS Comics Group Venture

Spinning off from the successful marketing empire of the 70’s rock superstars, KISS, KISS 4K is a multi-platform comic property that follows the adventures of superheroes based off the KISS band personalities.   KISS 4K is the first launch of the Kiss Comics Group, a 50/50 licensing venture with KISS.  Concepts developed in KISS 4K will be spun off into separate titles, which will include appearances by the members of KISS.  The comic lends itself to unique merchandising opportunities.   KISS 4K merchandising will target higher-end product, including clothing, collectibles, cell phone accessories and plug-ins and electronics.  Additionally, there are many opportunities for sponsors to dress/equip the characters with specific products within the comic.

Merchandise LicensingIndustry

According to License Magazine , character-based licensed products – which include entertainment, television and movie characters - generated more than $39B at retail in 2003. Licensed toy lines in the character category increased by more than 5% in 2003 to just over $5.6B ( NPD Group/FunWorld ).  Top action properties, including Spider-Man , Buffy the Vampire Slayer , The X-Men , Hercules , and Star Wars , have built lucrative licensing programs across all product categories. In fact, franchises such as Teenage Mutant Ninja Turtles, Star Wars Episode I , Toy Story , and even Barney have garnered over $1 billion sales each in the U.S. alone.  We are looking to expand our merchandise lines in ways that benefit our franchises beyond current licensing agreements.

Merchandise licensing can include various products including sporting goods, apparel, home furnishings, stationery, packaged goods, books, and more, but the largest segment in this industry is toys.  In the toy business, companies like Mattel and Hasbro may develop their own core brands that include characters and storylines to drive and support their toy lines. Often they look to third parties, including entertainment studios, video game companies, and book authors & publishers to bring popular storylines and characters to their products.

Through co-ventures, direct manufacturing, and merchandise licensing, we hope to expand our   franchises into a tactile world that extends consumers relationships with the characters and stories that they know and love.

DESCRIPTION OF PROPERTY

Our offices are located at 11400 W. Olympic Blvd., Suite 1400, Los Angeles, CA  90064, and consist of approximately 12,400 square feet.  We entered into a five year lease for our offices which requires payments of $31,857 per month or minimum annual payments of $127,429 in 2006, $387,383 in 2007, $402,878 in 2008, $418,993 in 2009, $435,753 in 2010 and $298,147 in 2011. Our lease expires on August 31, 2011.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. There has been no bankruptcy, receivership or similar proceedings.

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.  As of the date of this prospectus, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

Employees

As of the date of this prospectus, we have twenty-two (22) full-time and eight (8) part-time employees. We have not experienced any work stoppages and we consider relations with our employees to be good.

MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

The following table sets forth information about our executive officers, key employees and directors as of January 3, 2008.

Name	Age	Position
Scott Mitchell Rosenberg	45	Chairman & Chief Executive Officer
Brian Kenneth Altounian	44	President, Chief Operating Officer and Director
Jill Zimmerman	45	Director
Helene Pretsky	44	Corporate Secretary and General Counsel
__________________

Scott Rosenberg has been our Chairman and Chief Executive Officer since September 15, 2006 and Mr. Rosenberg served as the Chairman and Chief Executive Officer of Platinum Studios, LLC, our predecessor, since November 1996.   Mr. Rosenberg established Platinum Studios, LLC in 1996 following a successful, high-profile career in the comic book industry. As founder and head of Malibu Comics, Rosenberg produced the Men In Black comic book, which he took to Sony to become a billion-dollar film franchise. At Malibu, Rosenberg developed an innovative grass-roots marketing approach, reaching out directly to fans, retailers, and press to allow Malibu to be distributed alongside top industry players at a fraction of what the major companies spent—notably, in the pre-Internet age, without the opportunities and advantages provided by the web. Malibu’s marketing savvy and ability to create and develop new characters and new ideas led to a fierce bidding war to acquire the company, and in 1994 Malibu was bought by Marvel Comics. Mr. Rosenberg holds an undergraduate degree from the University of Denver.

Brian Altounian has been our Chief Operating Officer since June 2005 and was appointed to serve as President and Director in September 2006. Mr. Altounian's background includes business development, finance, operations and administration and he has applied those skills to a variety of start-ups, Fortune 100 companies, and public and private organizations. Mr. Altounian has worked extensively in the entertainment and high-tech industries, the bread and butter of Los Angeles' commercial culture.

He currently sits on the Board of Directors of Cereplast, Inc. (CERP.OTC), a manufacturer of proprietary bio-based, renewable plastics, where he has served as the Audit Committee Chairman since May, 2005.  From August, 2004 through June, 2006, he sat on the Board of Directors of Machine Talker (MTKN.OTC), which has created a breakthrough technology in smart security wireless networks.  From May, 2003 through June, 2006, he sat as Chairman of the Board of Directors of XsunX, Inc. (XSNX.OTC), a developer of revolutionary thin film photovoltaic solar cell technology. His expertise is in the area of developing corporate infrastructure and assisting early-stage companies to execute on their business plans and grow, often through the access of capital through the public equity markets and from December, 2003 through June, 2007, he has provided advisory support to a number of these early-stage technology companies such as Warp9 (WNYN.OTC), Imaging3, Inc. (IMGG.OTC), BioSolar, Inc (BSRC.OTC), Carbon Sciences, Inc. (CABN.OTC) and Origin Oil, Inc. (private).  His first foray in the high-tech space came as Executive Vice President of Main Course Technologies, a wireless applications developer which he co-founded in January 2000 and ran until May, 2003.

Prior to his adventures in the high-tech arena, Mr. Altounian spent 12 years in the entertainment industry with a successful consulting practice, advising entertainment companies in the areas of finance, administration, operations and business development. His clients have included Disney Interactive, Two Oceans Entertainment Group, The Santa Barbara Grand Opera Association, International Documentary Association, In-Finn-Ity Productions and many others.  He also held senior management positions in-house at Lynch Entertainment, a television production company where he held the position of Vice President, Finance from January 1998 through December 1999;  Time Warner Interactive, a CD-ROM and interactive game company where he served as Vice President, Finance from July, 1995 – May, 1996; National Geographic Television, serving as Finance Director for this world-renown documentary film production company, specifically for the National Geographic Specials for the NBC Television Network from July, 1992 – June, 1996; and from 1987 through June, 1992, as Business Services Manager for WQED, the country’s first community-owned Public Television stations where he oversaw the finances and operations for numerous television documentary series.

Most recently, he was Consulting Producer on Random 1, a reality television series that debuted in November 2005 on the A&E Network and Executive Producer on the documentary feature film Lost in Woonsocket .  Mr. Altounian also recently founded a non-profit media organization, Lost & Found in America, Inc., where he currently sits as Chairman of the Board for this company that creates media projects that support local community-based non-profit groups serving underserved segments of the US population.

Mr. Altounian holds an MBA from Pepperdine University and an undergraduate degree from UCLA.

Jill M. Zimmerman has been a director since September 16, 2006.  Since May 2005, Ms. Zimmerman has served as a Vice President at the Alford Group, a consulting firm based in Evanston, Illinois. Ms. Zimmerman previously served as a Crisis Program Supervisor and Director of Development at Alternatives, Inc. a not-for profit corporation from November 1994 through May 2005. Ms. Zimmerman holds a Bachelor of Arts from the University of California at Santa Barbara and a Masters degree from the University of Chicago.

Helene Pretsky has been our general counsel since January, 2006 and our corporate secretary and Executive Vice President since October 1 2006. Ms. Pretsky, a securities/corporate attorney with expertise in intellectual property, has focused her twenty-year legal career on representing start-up, early-stage revenue companies in the high-tech, emerging technologies and entertainment industries. Ms Pretsky was an associate at Brobeck, Phleger & Harrison from 1987 to 1994,  and associate at Kinsella, Boesch, Fujikawa & Towle from 1994 to 2000 where Ms. Pretsky provided the full range of corporate representation for private and public companies, including public offerings, private placements, mergers and acquisitions and preferred stock financings; complex patent, trade secret, copyright and trademark licensing and protection agreements; cooperative research, development and commercialization agreements; and domestic and international distribution and sales arrangements. From 2000 to 2005, Ms. Pretsky served as General Counsel and VP of Business Affairs of Virtual Fonlink, Inc., a cutting edge mobile payment services hardware and software solutions company, which she also co-founded.  Ms. Pretsky provided the full range of corporate and securities work for such company, including preparation and negotiation of private placements, technology development and license agreements and strategic partnership contracts with Motorola, Nextel, Sprint, SAfeNet and TNS. She was also instrumental in creating the company's overall business and intellectual property strategies.

Ms. Pretsky, a magna cum laude, Phi Beta Kappa graduate of the University of California, Los Angeles, received her J.D. from the UCLA School of Law, where she graduated in the top 15% of her class and was a member of its prestigious Law Review.

SIGNIFICANT EMPLOYEES

Norman “Hank” Lambert
Executive Vice President, Business Development and Operations
Hank Lambert came to Platinum as VP of Business Development in November 2006 and has served as Executive Vice President, Business Development and Operations since August 2007. From 1995 through 2006, as CEO of 3Notch, Inc., Mr. Lambert consulted with C-level executives and start-up entrepreneurs developing new strategic initiatives and business models for organizations such as Dot Hill Systems, TeraGlobal Communications, Universal Home Video, New South Federal Savings Bank, and Mother and Me. In addition to strategy development services, 3Notch, Inc provided implementation and execution strategies for their clients and shared in the revenue growth they generated.

Mr. Lambert has a BS degree in Business from the University of Alabama and his MBA from the University of Southern California.

Sean O’Reilly
Vice President, Publishing and Animation
Sean O’Reilly joined Platinum Studios as VP, Publishing & Animation in August, 2007.  In 2004, Sean created Arcana Studios, where he released five original comic titles, all of which have now been translated and distributed throughout the world.  The company won the Shuster Award for Outstanding Publisher, as voted by the retailers and readers throughout Canada.  Arcana Studio was nominated for a Harvey Award in its first year, a feat unprecedented in the quarter century tenure of the award.

Sean earned his B.Sc. in Biology from Simon Fraser University in Vancouver, B.C. Canada in 1997.  Sean received a second degree in 1999 with his B.Ed. from the University of British Columbia in Vancouver, B.C. and then completed his M.Sc. in Leadership and Administration at the University of Oregon in 2002. Sean is currently pursuing his Ph.D. in a Doctoral of Management Information Services and Technology.

Richard Marincic
Director of Film/Television Development
Mr. Marincic also worked in the literary management department of Management 360, whose client roster includes Toby Maguire, Reese Witherspoon, director James Mangold ( Walk the Line ), and director Frank Coraci ( Wedding Singer ). Mr. Marincic worked at the company from the day it opened the doors of its Beverly Hills offices until he started with Platinum Studios, in 2004.  He has worked in almost all aspects of the Film and TV business over the last decade including a stint as Associate Producer Bravo in 2003, Production Assistant for Spelling Entertainment in 2000 and various other production positions since June, 1999.

Mr. Marincic earned his Bachelors degrees in Television and Film Production as well as Theater from Southern Illinois University in 1999. He has also written and directed several plays in his hometown of Chicago.

Dan Forcey
Vice President, Content Development
Mr. Forcey has served as Platinum’s Vice President of Content Development since January of 2007.  Prior to that, he served as Platinum’s Communications Manager from December of 2002, coordinating their public relations efforts and managing multiple websites for the company, including the corporate site platinumstudios.com, the fan portal, jeremiahportal.com, and the Unique Experience alternative reality game.

For the past 10 years, Mr. Forcey has worked extensively across the United States and Canada as a stuntman, fight choreographer, and teacher of movement and stage combat and is a world-recognized expert in fencing and swordfighting. Mr. Forcey 's stunt work includes multiple television shows and feature films both in the U.S. and abroad, including Oscar-nominated movies like Master and Commander: The Far Side of the World , Flags of Our Fathers, and Letters from Iwo Jima .

From 1997 through 2002, Mr. Forcey has held faculty positions at York University, the Centre for Indigenous Theatre, the University of Southern California, Cal State University, Long Beach, Cal Poly Pomona, and the Cerritos Center for the Performing Arts. During his various tenures, he has instructed students in acting, movement for actors, stage combat and clowning.

On 1996, Mr. Forcey graduated cum laude from the University of Southern California with an undergraduate degree in theatre with a minor in philosophy.   Mr. Forcey graduated Magna cum laude from York University while receiving his graduate degree in acting and movement, writing his master's thesis on the use of the British quarterstaff.

Zachary Pennington
Vice President, Creative Design
Mr. Pennington is a multiple award-winning designer, editor and art director who has spent the last 14 years designing projects for both the entertainment and Internet industries and has worked on projects for almost every major studio in Hollywood. Prior to joining Platinum Studios in 2006 he was Senior Art Director at The Cimarron Group from 2002-2006, an advertising agency serving the entertainment industry.   From 1998 to 2002 he worked as a freelance art director and creative director for entertainment agencies and Internet companies, including NeoPets, an on-line community games site, and CUShopper, an Inc 500 company.

Mr. Pennington’s designs have earned him acclaim and numerous awards including a Hollywood Reporter Key Art Award and three nominations, an Andy Award and two nominations, and a feature in Print Magazine’s The Big Event. His work includes the home video and DVD campaigns for To Kill a Mockingbird,Rocky 1-5, The Omen (the film collection), X-Men 1, 2 and 3, Minority Report, Casino, Dune, The Bourne Supremacy, Dawn of the Dead (2004), Night of the Living Dead, Million Dollar Baby, Platoon, The Terminator, Fantastic Four, The Devil Wears Prada, The Sentinel, Look, Up in the Sky! The Amazing Story of Superman, the best-selling Riddick Trilogy and the multi-award-wining campaign for The Texas Chainsaw Massacre as well as the multi-award winning campaign for Titanic. He also received much acclaim for his work designing the DVD release of the original Star Wars Trilogy.

Amongst the many theatrical campaigns he has worked on are Disney’s Mulan, Hercules, The Little Mermaid, as well as Species, Saw 3, Blue Streak and Ripley Under Ground .   Mr. Pennington is also well respected in the entertainment and comic book industries for his work for the Independent Spirit Awards and the Hero Initiative.

CONFLICT OF INTEREST

Our officers and directors devote 100% of their time to our business.   Our Chief Executive officer, Scott Mitchell Rosenberg , is permitted to enter into separate producer agreements for our productions through his own loan-out corporation, Scott Mitchell Rosenberg Productions, Inc., provided that all compensation that he receives through these agreements are considered as compensation he receives as CEO of the Company and therefore taken into account in setting his annual compensation. The Producer agreements are standard in the industry for heads of media companies and in no way can negatively impact, impede or affect the Company’s ability to make deals with production companies for its properties. Mr. Rosenberg did not receive any compensation under this arrangement for the years ended December 31, 2005 and 2006. A loan-out company is use in the entertainment industry and is used for actors, musicians, directors, producers, writers and other key individuals. In a typical loan-out company arrangement, the individual forms the corporation which he controls. The corporation hires the individual with the salary to be set from time to time to reflect the activity of the corporation. Instead of the individual being hired directly, a deal is made with the loan-out company which in turn lends the services of its employee. In order to give the hiring company comfort that the individual will be committed to doing the work the individual may be asked to sign an inducement letter, which confirms that he or she will look only to the loan-out corporation for compensation.

TERM OF OFFICE

Pursuant to our bylaws, our directors are elected at our annual meeting of stockholders and each director holds office until his successor is elected and qualified. Officers are elected by our Board of Directors and hold office until an officer's successor has been duly appointed and qualified unless an officer sooner dies, resigns or is removed by the Board.

COMMITTEES OF THE BOARD

We currently do not have an audit committee, compensation committee, nominations and governance committee of our board of directors.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

CODE OF ETHICS

We have adopted our Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our executive officers and directors. Our Code of Business Conduct and Ethics is posted on our corporate website at www.platinumstudios.com, under the corporate tab on the Company’s home page.  Upon request, we will provide to any person without charge a copy of our Code of Ethics. Any such request should be made to the Company, 11400 W. Olympic Blvd. 14 th Floor, Los Angeles, California, 90064, and Attention: Brian Altounian.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by us to our Chief Executive Officer and President and Chief Operating Officer and each of our other officers whose compensation exceeded $100,000 for each of the Company’s last two completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott Mitchell Rosenberg, CEO	2006 2005	$34,615 -	- -	- -	- -	- -	- -	- -	$34,615 -

Brian K. Altounian, President/COO	2006 2005	$299,039 (1) $63,961(2)	- -	- -	- -	- -	- -	- -	$299,039 $63,961

Helene Pretsky, EVP Bus. Affairs	2006 2005	$161,187(3) -	- -	- -	- -	- -	- -	- -	$161,187 -

(1) $250,000 (of which 243,079 was deferred) of Mr. Altounian’s compensation for 2006 was paid in his capacity as an independent contractor, $49,039 as paid in his capacity as an employee of the Company.
(2) Mr. Altounian’s compensation for 2005 was paid in his capacity as an independent contractor.
(3) $130,417 of Ms. Pretsky’s compensation in 2006 was paid in her capacity as an independent contractor and $30,770 in her capacity as an employee of the Company.

Outstanding Equity Awards at Fiscal Year-End Table.

The following table sets forth information with respect to grants of options to purchase our common stock to the named executive officers at December 31, 2006.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott Mitchell Rosenberg	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Brian Altounian	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Director Compensation

The following table sets forth with respect to the named directors, compensation information inclusive of equity awards and payments made for the fiscal year ended December 31, 2006.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Scott Mitchell Rosenberg	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Brian Altounian	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jill Zimmerman	-0-	-0-	-0-	-0-	-0-	-0-	-0-

EMPLOYMENT AGREEMENTS

We currently have no employment agreements with our executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 3, 2008, the number of and percent of our common stock beneficially owned by:

·	all directors and nominees, naming them,

·	our executive officers,

·	our directors and executive officers as a group, without naming them, and

·	persons or groups known by us to own beneficially 5% or more of our common stock:

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from October 30, 2007upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of  October 30, 2007 have been exercised and converted.

Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Total
Common Stock	Scott Rosenberg (1)	128,250,000	63.7%
Common Stock	Brian Altounian	6,750,000	3.3%
Common Stock	Jill Zimmerman	-0-	*
Common Stock	Helene Pretsky	-0-	*

Common Stock	Charlotte Rosenberg	17,208,575	8.6%

Common Stock	All Executive Officers and Directors as a Group (3 persons )	135,000,000	100.00%

*Less than one percent.

(1)
Includes 135,000 shares of common stock beneficially owned by Pamela Rosenberg, the wife of Scott Rosenberg. Mr. Rosenberg disclaims beneficial ownership of these shares.  Also includes 16,875,000 shared held by the Scott Mitchell Rosenberg GRIT, of which Mr. Rosenberg is the Trustee.

Certain Relationships and Transactions

We have an exclusive option to enter licensing/acquisition of rights agreements for individual characters, subject to existing third party rights, within the RIP Awesome Library of RIP Media, Inc., a related entity in which Scott Rosenberg is a majority shareholder. The Company did not exercise this right during the years ended December 31, 2006 and 2005.

Our Chief Executive officer, Scott Mitchell Rosenberg , is permitted to enter into separate producer agreements for our productions through his own loan-out corporation, Scott Mitchell Rosenberg Productions, Inc., provided that all compensation that he receives through these agreements are considered as compensation he receives as CEO of the Company and therefore taken into account in setting his annual compensation. The Producer agreements are standard in the industry for heads of media companies and in no way can negatively impact, impede or affect the Company’s ability to make deals with production companies for its properties.  Mr. Rosenberg did not receive any compensation under this arrangement for the years ended December 31, 2005 and 2006.

At December 31, 2005, we owed RIP Media $20,000 in uncollateralized loans.  During 2006, we repaid in full the $20,000 uncollateralized loans received during 2004. These loans accrued interest at 5% and 6% for the years ended December 31, 2005 and 2006, respectively.

At December 31, 2006, we owed $243,079 to Brian Altounian for consulting services provided prior to his employment.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of Common Stock, $0.001 par value per share, of which 201,255,825 shares were issued and outstanding as of January 3, 2008.

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of Common Stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefore. In the event of a liquidation, dissolution or winding-up of our business, the holders of Common Stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities.

The holders of shares of Common Stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the Common Stock offered hereby, when issued will be, validly issued, fully paid and non-assessable.

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws, as amended, provide to the fullest extent permitted by California law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our By-laws, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our By-laws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In May, 2007, the Company entered into indemnification agreements with each of the Officers and Directors of the Corporation individually.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions or by gift. These sales may be made at fixed or negotiated prices. Our common stock is not presently traded on any market, and none of our outstanding shares may be sold except pursuant to a registration statement. As a result, it will be necessary for the selling stockholders to sell a portion of their shares if a market is to be created. The selling stockholders cannot predict the extent to which a market will develop or, if a market develops, what the price of our common stock will be. Because there is no trading market in our common stock as of the date of this prospectus, the selling stockholders will sell shares at a price of $0.20 per share until a public market develops for the common stock. Once a public market develops for the common stock, the selling stockholders may sell their shares of common stock in the public market based on the market price at the time of sale or at negotiated prices. Subject to the foregoing, the selling stockholders may use any one or more of the following methods when selling or otherwise transferring shares:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·	an exchange distribution in accordance with the rules of the applicable exchange;

·	privately-negotiated transactions;

·	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

·	a combination of any such methods of sale; and

·	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

·	That a broker or dealer approve a person's account for transactions in penny stocks; and

·	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

·	obtain financial information and investment experience objectives of the person; and

·
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

·	Sets forth the basis on which the broker or dealer made the suitability determination; and

·	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders , which we previously issued to the selling stockholders . We will not receive any proceeds from the resale of the common stock by the selling stockholders. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name (1)	Beneficial Ownership Before the Offering	Number of Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (2)
Nelson A. Abiva	250,000	250,000	0
Alfredo Aceituno Jr.	50,000	50,000	0
Karl Adler	100,000	100,000	0
Jonas E. Agin	50,000	50,000	0
Arthur & Kelli Altounian	50,000	50,000	0
Niki Anagnos Trust(3)	100,000	100,000	0
Ross Anderson	50,000	50,000	0
Matt Andrews & Teresa Andrews,	50,000	50,000	0
Fereshteh and Sharokh Atiabi	330,000	330,000	0
Krystianne E. Avedian	6,000	6,000	0
Fred & Sandy Ayala	10,000	10,000	0
Kathie Baker	50,000	50,000	0
Jon Bales	50,000	50,000	0
Yvonne C. Bartling	100,000	100,000	0
Eric Belusa	140,000	140,000	0
Ronald Belusa	50,000	50,000	0
Andrew Berk	110,000	110,000	0
The Eugene W. Berk Living Trust dtd. 6/1/90 (4)	50,000	50,000	0
Michael D. Berk, Trustee of the Berk Family Trust U/D/T 2/18/93 (5)	100,000	100,000	0
Melissa Berler	50,000	50,000	0
John Joseph Bial	315,000	315,000	0
Connie Blankenship	50,000	50,000	0
Christopher V. Bonbright & Lisa C. Bonbright-TTEES O/T Christopher & Lisa Bonbright Trust Dtd. 8/2/95 (6)	150,000	150,000	0
Sharon Bonney	70,000	70,000	0
TMI Partners, LLC (7)	500,000	500,000	0
Edward Bouryng & Ester Bouryng	200,000	200,000	0
William E. Boyd	100,000	100,000	0
Chris Boyte	15,000	15,000	0

Doug Bradley	20,000	20,000	0
Lawrence J. Brenner, Trustee of the Lawrence J. Brenner Trust Agmt. Dtd. March 24,2005 (8)	50,000	50,000	0
Arthur & Margaret Briggs	100,000	100,000	0
Howard K. Brodwin	20,000	20,000	0
Lynn Elizabeth Brody Living Trust (9)	250,000	250,000	0
Michael Brown and Linda Engelsiepen	100,000	100,000	0
Scott C. Bublin	50,000	50,000	0
Frank L. Buckley	250,000	250,000	0
Jason W. Callaway	100,000	100,000	0
Eric M. Campbell	500,000	500,000	0
Michael Canales	50,000	50,000	0
Rachel M. Capelouto	50,000	50,000	0
Randolph and J. Denise Capri Trust (10)	100,000	100,000	0
Gary R. Carlson Trust dated 5/3/91 (11)	100,000	100,000	0
Christopher Jamie Carr and Susan Lettween Carr	100,000	100,000	0
Robert J. Castillo	10,000	10,000	0
Robert Cavalleri	150,000	150,000	0
Lisa Cheek	50,000	50,000	0
Jeffrey Chiprin	50,000	50,000	0
Keith Chow & Chui Chow	50,000	50,000	0
Steven Chow and Alicia Chow	150,000	150,000	0
Robert Christian and Yerina S. Christian	50,000	50,000	0
John Scott Ciganko	50,000	50,000	0
Patricia Clipper	50,000	50,000	0
Brett J. Cohen	100,000	100,000	0
Mitchell B. Cohen and Anna Marie Cohen	50,000	50,000	0
Albert Andy Cohn and Vivian Cohn	90,000	90,000	0
Joanna and Timothy Collins	100,000	100,000	0
Rayann Congrove and Rebecca E.M. Williams	50,000	50,000	0
Kimberly E. Conlin and James P. Laware	75,000	75,000	0
Christopher J. Cook	50,000	50,000	0
Klava Cousin	50,000	50,000	0
Crane Family Trust of 1989 (12)	150,000	150,000	0
Stacia Crawford	5,000	5,000	0
Bradford Creger	300,000	300,000	0
Bradford Creger or Sheri Creger, Trustees of the B & S Creger Living Trust dtd 10/30/04 (13)	2,125,000	2,125,000	0
Sheri Creger	425,000	425,000	0
William D. or Cheri D. Curren	50,000	50,000	0
Daniel S. Dagg	50,000	50,000	0
Erik and Merin Dahlerbruch	50,000	50,000	0
Randall J. Dean	300,000	300,000	0
Luka DeKelaita	20,000	20,000	0
Victor L. Delpine	400,000	400,000	0
Spree DeSha	100,000	100,000	0
Harinder Dhillon	400,000	400,000	0
Terry Divyak	50,000	50,000	0
Terry Divyak and Rosanne Balcazar	400,000	400,000	0
Nicholas J. Doko and Lauren A. Doko	50,000	50,000	0
Denny Dunlap	50,000	50,000	0
James H. Dupont	200,000	200,000	0
Scott E. Dyke	295,750	295,750	0
Perry Engel and Donna Engel	15,000	15,000	0
Paula E. Eylar Living Trust 2006 (14)	200,000	200,000	0
Mary E. Falso	20,000	20,000	0
J. Mark Ferrara and Maria A. Vachula-Ferrara	3,000,000	3,000,000	0
Fiorito Family Trust (15)	150,000	150,000	0
Robert J. Fisher	150,000	150,000	0
Phil Fistori and Ingrid M. Enoex-Fistori	50,000	50,000	0
Florence Franco	50,000	50,000	0

Amy L. Frazer & Franklin W. Frazer	100,000	100,000	0
Freedman Living Trust dated September 29, 2003 (16)	50,000	50,000	0
Ronald H. Friedman	250,000	250,000	0
Next Venture, Inc. dba: Sierra Group (17)	100,000	100,000	0
Taisei Fujimura	100,000	100,000	0
Russell L. Furie	100,000	100,000	0
Howard and Alice Gamse	50,000	50,000	0
Susan B. Garber	100,000	100,000	0
Stephan O. Garden	100,000	100,000	0
Daniel A. Garrett	30,000	30,000	0
Dan Gense	12,000	12,000	0
Laura Gerritsen	50,000	50,000	0
Amy E. Gibbons and Claudia J. Hoover,	50,000	50,000	0
Aaron L. Gilbert	150,000	150,000	0
Jill A. Goldner	50,000	50,000	0
California Quintet LLC (18)	1,000,000	1,000,000	0
Donald A. Goldstein	50,000	50,000	0
Scott Goligoski	250,000	250,000	0
Dawn M. Gomez	10,000	10,000	0
Tommy P. and Dawn M. Gomez	80,000	80,000	0
Mruthyunjaya Gonchigar	100,000	100,000	0
Steven W. and Mary G. Gordon	160,000	160,000	0
Matthew Gross	100,000	100,000	0
Jeffrey A. Grossman	300,000	300,000	0
William L. Guggemos, Sr. & Nancy A. Guggemos	10,000	10,000	0
Caryl E. Hamilton	50,000	50,000	0
Mildred B. Hamilton	50,000	50,000	0
James Hammond and Linda Strout	50,000	50,000	0
Greg & Carol Hampson	500,000	500,000	0
Larry and Jeri Hannah	100,000	100,000	0
Robert Hanning and Amy Welsh Hanning	50,000	50,000	0
Lindsay and Terry Harding	70,000	70,000	0
C & R Consultants, Inc. Pension Plan (19)	50,000	50,000	0
Joel & Wendy Hecht	125,000	125,000	0
Software Technologies, LLC Defined Benefit Retirement Trust (20)	125,000	125,000	0
Jason A. Heeney	50,000	50,000	0
Hein Family Trust, Ronald Lee Hein / TTEE, Andrea P. Hein, TTEE (21)	75,000	75,000	0
Ronald D. Hejnal & Barbara A. Hejnal,	100,000	100,000	0
The Held Surviving Spouse Trust (22)	500,000	500,000	0
Tonny K. Ho	400,000	400,000	0
Paul Hoen and Susan Hoen	100,000	100,000	0
Christopher Horton	5,000	5,000	0
Hosaka Revocable Trust 2006 (23)	100,000	100,000	0
Shannon and Richard Howard	120,000	120,000	0
Lynlee Bybee-Hughes	15,000	15,000	0
Ben & Maureen Hunter	400,000	400,000	0
Brian Inerfeld	50,000	50,000	0
Inerfeld Family Limited Partnership (24)	100,000	100,000	0
Dean Janes	118,500	118,500	0
Donn & Candace Janes	100,000	100,000	0
Kathryn Janes and Wendy L. Whitaker	50,000	50,000	0
Michael Jaramillo	80,000	80,000	0
Lynn Joffe & Richard Anderson	75,000	75,000	0
Janet A. Johnson	100,000	100,000	0
James Kirk Kahla	100,000	100,000	0
Tim Kaiser	100,000	100,000	0
Gregory or Diana Kalaitzian	50,000	50,000	0
Jamila Kanan-Cioffi	55,000	55,000	0
Kevin A. Karo & Stefanie Karo	100,000	100,000	0

Larry J. Kaufman	700,000	700,000	0
Stanley K. Kawanishi and Carol M. Kawanishi	500,000	500,000	0
Victoria Keller	50,000	50,000	0
Susan Kelly	250,000	250,000	0
Ronald Kenny and Francine Kenny	50,000	50,000	0
Jesse Thomas Kerns	75,000	75,000	0
Gregory A. Kerrebrock	150,000	150,000	0
Kessler Family Trust (25)	100,000	100,000	0
Adrian & Nazila Khaghan	1,000,000	1,000,000	0
Robert D. & Pamela M. King	200,000	200,000	0
Ken Kirshner	50,000	50,000	0
Morts Associates(26)	500,000	500,000	0
Randyl M. Kirshner, TTE and Gaby Kirshner Living Trust u/t/d 5/16/2003 (27)	100,000	100,000	0
KIG Inc. Retirement Trust (28)	200,000	200,000	0
Coral Kline	50,000	50,000	0

Gerald Kline and Melanie Miles	50,000	50,000	0
Charmaine Klohe	80,000	80,000	0
Richard J. and Linda Klug	100,000	100,000	0
Alice Kofman	60,000	60,000	0
Jeff F. Konecke	100,000	100,000	0
Israel L. Kunin Living Trust dated 3/17/00 (29)	500,000	500,000	0
Patrick L. and Terri A. Lamontagne	40,000	40,000	0
Janice Lansing	300,000	300,000	0
Edward C. Le Cara	50,000	50,000	0
David D. Lee	100,000	100,000	0
Jeffery K. Lee and Paula J. Lee	100,000	100,000	0
Dana Levy	200,000	200,000	0
Pamela Lindsay & Mark Lindsay	100,000	100,000	0
Robert W. Litter	1,100,000	1,100,000	0
Richard Loehr	50,000	50,000	0
Lawrence S. Long	50,000	50,000	0
Jennifer Lowe & Daniel Lowe	100,000	100,000	0
Jennifer Lowe & Jehanne Lowe	100,000	100,000	0
Monica T. Macera	50,000	50,000	0
Anne H. Madden	50,000	50,000	0
Kenneth Mantlo	50,000	50,000	0
Jonathan and Jacqueline Mates-Muchin	100,000	100,000	0
Dea McNealy	350,000	350,000	0
Dane F. Medley	160,000	160,000	0
Armen S. Megerdichian	400,000	400,000	0
Mark C. Mehrali	110,000	110,000	0
Mehrali Family Trust (30)	100,000	100,000	0
Jonathan C. Milrod	50,000	50,000	0
Yuichiro Bryan Miyamoto	50,000	50,000	0
Madeleine Mizrahi	125,000	125,000	0
Grigor Greg Mkrtchyan and Leana Mkrtchyan	100,000	100,000	0
Morton Family Trust (31)	250,000	250,000	0
Jerome & Carol Muchin Family Trust Dated 9/15/05 (32)	100,000	100,000	0
Michael and Emma Muchin	150,000	150,000	0
Andrea and Neil Muchin	50,000	50,000	0
Peter Murietta	50,000	50,000	0
Mark Myers	100,000	100,000	0
Brian Negri	70,000	70,000	0
David Negri	30,000	30,000	0
Kari A. Negri	200,000	200,000	0
Joselito Neri & Daisy Neri	5,000	5,000	0
Cable Neuhaus & April Neuhaus	50,000	50,000	0

Tue Duc Nguyen and Giao Q.T. Nguyen	300,000	300,000	0
Diane R. Noahr	25,000	25,000	0
James Odell	200,000	200,000	0
David and Desiree Ohman	200,000	200,000	0
Oliver Family Trust (33)	50,000	50,000	0
Clive Otsuka	30,000	30,000	0
Clive and Mari Otsuka	300,000	300,000	0
Albert R. and Virginia R. Ovadia Trustees of the Ovadia Family Trust (34)	250,000	250,000	0
Al and Joyce Parde	50,000	50,000	0
Eric Parde	200,000	200,000	0
Kristianna M. Parde	50,000	50,000	0
Anthony Peckham	250,000	250,000	0
J. Wade Pedrotti	50,000	50,000	0
Zachary & Jacqueline Pennington	100,000	100,000	0
Charles E. Perry Jr. & Sharon M. Eley	100,000	100,000	0
Daniel B. Peters & Elizabeth H. Peters Trustees of The Peters Family Trust dated April 30, 2004 (35)	200,000	200,000	0
Richard & Madeline Peters	100,000	100,000	0
Richard M. Peters and Madeline I. Peters as Trustees of the Peters Family Trust dtd. 11/2/80 (36)	300,000	300,000	0
Richard M. Peters, O.D., an Optometric Corporation profit sharing plan (37)	200,000	200,000	0
Marilyn Pipp	50,000	50,000	0
Daniel Pitlik	40,000	40,000	0
David Pitlik	30,000	30,000	0
Michael Pitlik	30,000	30,000	0
Helen R. Pomilio	50,000	50,000	0
Alan M. Quon	50,000	50,000	0
Junaid Quraishi	50,000	50,000	0
Danny Lee Ramsey and Barbara E. Ramsey	200,000	200,000	0
Kerwin & Laveta Rice	50,000	50,000	0
Glenn H. Rigberg	100,000	100,000	0
Lionel Rodriguez Jr.	100,000	100,000	0
Rongine Enterprises LLC (38)	50,000	50,000	0
Charlotte Rosenberg	17,208,575	17,208,575,	0
William Rude	150,000	150,000	0
Jon & Susan Safier	50,000	50,000	0
Ron Salvo	50,000	50,000	0
Travis F. Sanchez	100,000	100,000	0
John A. Sanderson	50,000	50,000	0
Andrew Sandler 1990 Trust (39)	150,000	150,000	0
Lisa Sandler	700,000	700,000	0
Marco Daniel Santos	150,000	150,000	0
Frederic Scheer & Jocelyne Scheer	100,000	100,000	0
The Mark Scheiner Living Trust (40)	500,000	500,000	0
Michael Schreibman & Michelle Schreibman	50,000	50,000	0
Zoe & Barry J. Schulman	1,000,000	1,000,000	0
James Schwartzman & Karen Maxwell	50,000	50,000	0
Renaurd Avery Scott	50,000	50,000	0
Truman L. Scott	50,000	50,000	0
Sandeep Sherlekar	100,000	100,000	0
Royce Shimamoto	100,000	100,000	0
Andrea B. Simon	50,000	50,000	0
Zamira Kanan Singer	50,000	50,000	0
Eric Slaim	100,000	100,000	0
Danon Slinkard	75,000	75,000	0
Damian Smith	200,000	200,000	0
Karen A. Smith	110,000	110,000	0
Howard J. Smuckler	750,000	750,000	0
Herbert V. Sorell & Kim C. Sorell	200,000	200,000	0

Sam & Nancy Spear	100,000	100,000	0
Sam Spear	100,000	100,000	0
Russell B. Spencer	110,000	110,000	0
Warren Dale Spencer	90,000	90,000	0
Eric David Spratt	50,000	50,000	0
Donald G. Sproat	75,000	75,000	0
Scott & Heidi Steele	50,000	50,000	0
Vernon Christopher Steele	50,000	50,000	0
Anthony R. Stella	100,000	100,000	0
Gary Stephenson	50,000	50,000	0
Kevin & Vicki Stringer	50,000	50,000	0
Fenway Advisory Group (41)	1,500,000	1,500,000	0
Jeffrey S. Swartz & Donna F. Swartz	50,000	50,000	0
Stanley & Elaine Swartz Trust est. under agmt 10/7/1982 (42)	100,000	100,000	0
Craig M. Taggart	20,000	20,000	0
Bruce H. Tashjian	100,000	100,000	0
Bryan Tashjian	50,000	50,000	0
Damyon and Pattie Tashjian	75,000	75,000	0
Edward Tashjian	50,000	50,000	0
Gregory Tashjian	50,000	50,000	0
Sona Tashjian	50,000	50,000	0
Laurie & Walter Tayenaka	30,000	30,000	0
M. Lewis Temares & Louise Temares	100,000	100,000	0
Steve Timmerman & Jeannie Melancon	70,000	70,000	0
Scott Piwonka-Totten	50,000	50,000	0
April M. Tronson	10,000	10,000	0
Trust of Charles E. & Mary Jane Tronson dated July 20, 1982 (43)	250,000	250,000	0
Daniel C. Tronson & Ellen S. Tronson	500,000	500,000	0
Dane Tronson	50,000	50,000	0
David S. Tronson	320,000	320,000	0
Jennifer N. Tronson	10,000	10,000	0
John Tronson	100,000	100,000	*
Steven Powers Tronson and Alicia Jane Tronson	100,000	100,000	0
Mauricia Valadez	50,000	50,000	0
Wilmer Valderrama	200,000	200,000	0
Marika Van Adelsberg	100,000	100,000	0
Emmanuel C. Vasilomanolakis	210,000	210,000	0
Aaron & Dawn Vest	100,000	100,000	0
Scott Wagner	20,000	20,000	0
Carol Warfield	50,000	50,000	0
Thomas L. Webb and Miriam R. Webb	200,000	200,000	0
Richard Weingart & Elizabeth Weingart	300,000	300,000	0
Randy J. Weinzoff	50,000	50,000	0
Tammy Weinzoff	110,000	110,000	0
Weinzoff Family Trust (44)	100,000	100,000	0
Graham G. Weiss	250,000	250,000	0
Faryl E. Weisser	70,000	70,000	0
Troy D. Wiles	100,000	100,000	0
Dwane Winchester	50,000	50,000	0
Malissa Wise	50,000	50,000	0
Lisa Christine Saiki Wong Revocable Trust (45)	250,000	250,000	0
Russell D. Wong Revocable Trust (46)	750,000	750,000	0
Wyman & Isaacs Profit Sharing Plan (47)	250,000	250,000	0
Robert Zenner	50,000	50,000	0

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

(1) All of the selling stockholders purchased our shares pursuant to our October 2006 Private Placement Subscription Agreement, described below.

(2) Assumes that all securities will be sold.

(3) In accordance with rule 13d-3 under the securities exchange act of 1934, Niki Anagnos, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(4) In accordance with rule 13d-3 under the securities exchange act of 1934, Eugene Berk, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(5) In accordance with rule 13d-3 under the securities exchange act of 1934, Michael D. Berk, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(6) In accordance with rule 13d-3 under the securities exchange act of 1934, Christopher Bonbright, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(7) In accordance with rule 13d-3 under the securities exchange act of 1934, Melissa Bordy  as managing member, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(8) In accordance with rule 13d-3 under the securities exchange act of 1934, Lawrence J. Brenner, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(9) In accordance with rule 13d-3 under the securities exchange act of 1934, Lynn Brody, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(10) In accordance with rule 13d-3 under the securities exchange act of 1934, Randolph Capri, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(11) In accordance with rule 13d-3 under the securities exchange act of 1934, Gary Carlson, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(12) In accordance with rule 13d-3 under the securities exchange act of 1934, Bryan G. Crane, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(13) In accordance with rule 13d-3 under the securities exchange act of 1934, Sheri A. Creger, as co-trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(14) In accordance with rule 13d-3 under the securities exchange act of 1934, Paula E. Eylar, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(15) In accordance with rule 13d-3 under the securities exchange act of 1934, Daniel J. Fiorito, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(16) In accordance with rule 13d-3 under the securities exchange act of 1934, Douglas M. Freedman, as co-trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(17) In accordance with rule 13d-3 under the securities exchange act of 1934, Carl Frommer may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(18) In accordance with rule 13d-3 under the securities exchange act of 1934, Russell  Goldsmith may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares

(19) In accordance with rule 13d-3 under the securities exchange act of 1934, Carol Haskin, as plan fiduciary, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares

(20) In accordance with rule 13d-3 under the securities exchange act of 1934, Joel B. Hecht, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(21) In accordance with rule 13d-3 under the securities exchange act of 1934, Andrea P. Hein, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(22) In accordance with rule 13d-3 under the securities exchange act of 1934, Harold A. Held, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(23) In accordance with rule 13d-3 under the securities exchange act of 1934, Todd Hosaka, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(24) In accordance with rule 13d-3 under the securities exchange act of 1934, Ivan Inerfeld may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(25) In accordance with rule 13d-3 under the securities exchange act of 1934, Mort Kessler, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(26) In accordance with rule 13d-3 under the securities exchange act of 1934, Morton Kirshner may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(27) In accordance with rule 13d-3 under the securities exchange act of 1934, Randy Kirshner, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(28) In accordance with rule 13d-3 under the securities exchange act of 1934, Randy Kirshner, as co-trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(29) In accordance with rule 13d-3 under the securities exchange act of 1934, Israel L. Kunin, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(30) In accordance with rule 13d-3 under the securities exchange act of 1934, Lavender Mehrali & Mehdi Mehrali, as co- trustees, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(31) In accordance with rule 13d-3 under the securities exchange act of 1934, Lon Morton, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(32) In accordance with rule 13d-3 under the securities exchange act of 1934, Jerome D. Muchin, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(33) In accordance with rule 13d-3 under the securities exchange act of 1934, Michael A. Oliver, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(34) In accordance with rule 13d-3 under the securities exchange act of 1934, Albert Ovadia and Virginia Ovadia, as co-trustees, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(35) In accordance with rule 13d-3 under the securities exchange act of 1934, Daniel B. Peters may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(36) In accordance with rule 13d-3 under the securities exchange act of 1934, Richard Peters may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(37) In accordance with rule 13d-3 under the securities exchange act of 1934, Richard Peters, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(38) In accordance with rule 13d-3 under the securities exchange act of 1934, Rondine Volpert and Regina Modica may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(39) In accordance with rule 13d-3 under the securities exchange act of 1934, Larry Sandler, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(40) In accordance with rule 13d-3 under the securities exchange act of 1934, Mark Scheiner, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(41) In accordance with rule 13d-3 under the securities exchange act of 1934, Neil Sullivan, as President and sole shareholder, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(42) In accordance with rule 13d-3 under the securities exchange act of 1934, Stanley Swartz, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(43) In accordance with rule 13d-3 under the securities exchange act of 1934, Charles E. Tronson, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(44) In accordance with rule 13d-3 under the securities exchange act of 1934, Warren Weinzoff, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(45) In accordance with rule 13d-3 under the securities exchange act of 1934, Lisa C.S. Wong, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(46) In accordance with rule 13d-3 under the securities exchange act of 1934, Russell D. Wong, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(47) In accordance with rule 13d-3 under the securities exchange act of 1934, Bruce Isaacs & Robert A. Wyman, as co-trustees, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

TRANSACTIONS WITH THE SELLING STOCKHOLDERS PURSUANT TO WHICH THEY ACQUIRED THEIR SHARES

OCTOBER 2006 PRIVATE PLACEMENT

In October 2006, we entered into Subscription Agreements with various accredited investors (the “October 2006 Private Placement”) pursuant to which the investors subscribed to purchase a total of 49,047,250 shares of our common stock, resulting in proceeds to the company of $4,904,725, less offering costs of $222,518 which stock we issued to the selling stockholders prior to the date of this prospectus.  We granted registration rights to our investors in our October 2006 Private Placement.  The offering closed on April 30, 2007.  In connection with the offering, we agreed to use our reasonable best efforts to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement within 180 days following the closing of the offering.

On July 1, 2007, we entered into a Cancellation of Indebtedness Agreement with our CEO Scott Mitchell Rosenberg, pursuant to which we agreed to issue 17,208,575 shares in exchange for canceling $1,625,000 in long-term debt plus $95,857 in accrued interest for said debt.  Mr. Rosenberg directed the shares to be issued in the name of Charlotte Rosenberg, his mother, from whom he personally borrowed the funds, which he then loaned to the Company’s predecessor in interest, Platinum Studios LLC.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Our financial statements appearing in this prospectus and registration statement have been audited by HJ Associates & Consultants, LLP, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Platinum Studios, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov .

INDEX TO FINANCIAL STATEMENTS

PLATINUM STUDIOS, INC.

FINANCIAL STATEMENTS

PLATINUM STUDIOS, INC., (FORMERLY PLATINUM STUDIOS, LLC)
BALANCE SHEETS

	Platinum Studios, LLC
ASSETS	September 30, 2007	December 31, 2006
	(unaudited)
Current assets:
Cash	$7,070	$331,435
Accounts receivable, net	10,546	-
Inventories, net	56,222	-
Prepaid expenses	203,155	105,603
Other Assets	1,575	12,100
Total current assets	278,568	449,138

Property and equipment, at cost, net	276,074	268,981
Other assets
Web sites	40,000	64,000
Deposits	38,118	39,404
Library of character rights, net	251,087	319,565
Total other assets	329,205	422,969

Total assets	$883,847	$1,141,088

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

Current liabilities:
Accounts payable	$618,997	$231,849
Accrued expenses	149,973	192,118
Deferred revenue	-	750,000
Short-term notes payable to shareholder	834,850	1,004,078
Short-term notes payable	150,000	-
Related party payable	193,079	243,079
Capital leases payable, current	73,364	55,820
Total current liabilities	2,020,263	2,476,944

Long-term liabilities:
Long-term notes payable to shareholder	2,394,784	3,326,107
Accrued interest due to shareholder	48,297	75,031
Capital leases payable, non-current	124,071	148,721
Total long-term liabilities	2,567,152	3,549,859

Total liabilities	4,587,415	6,026,803

Stockholders' equity/(deficit):
Common stock, $.0001 par value, 500,000,000 shares authorized,
201,255,825 issued, and 158,056,000 outstanding at September 30, 2007	20,126	15,806
and December 31, 2006, respectively
Additional paid-in capital	3,696,609	(628,741)
Retained earnings/(deficit)	(7,420,303)	(4,272,780)
Total stockholders' equity/(deficit)	(3,703,568)	(4,885,715)

Total liabilities and stockholders' equity/(deficit)	$883,847	$1,141,088

The accompanying footnotes are an integral part of these financial statements

PLATINUM STUDIOS, INC., (FORMERLY PLATINUM STUDIOS, LLC)
STATEMENTS OF OPERATIONS
(unaudited)

	Platinum Studios, Inc.	Platinum Studios, LLC	Platinum Studios, Inc.	Platinum Studios, LLC
	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Net revenue	$98,117	$1,700	$1,774,917	$32,200

Costs and expenses:
Cost of revenues	96,509	-	211,122	-
Operating expenses (excluding depreciation expense)	1,092,918	812,275	3,460,872	2,087,694
Research and development	234,823	208,794	692,677	518,999
Depreciation and amortization expense	42,598	19,294	123,263	30,329
Total costs and expenses	1,466,848	1,040,363	4,487,934	2,637,022

Operating income/(loss)	(1,368,731)	(1,038,663)	(2,713,017)	(2,604,822)

Other income/(expense)
Gain/(Loss) on disposition of assets	(24,000)	-	(24,000)	-
Interest income/(expense)	(270,119)	(94,179)	(410,506)	(285,889)
Total other income/(expense)	(294,119)	(94,179)	(434,506)	(285,889)

Net income/(loss)	$(1,662,850)	$(1,132,842)	$(3,147,523)	$(2,890,711)

Basic and diluted net income per share:
Weighted average shares outstanding:
Weighted average shares for basic earnings per share	201,255,825		181,863,525

Net income/(loss) per share:
Basic	$(0.01)		$(0.02)

Diluted	$(0.01)		$(0.02)

The accompanying footnotes are an integral part of these financial statements

PLATINUM STUDIOS, INC., (FORMERLY PLATINUM STUDIOS, LLC)
STATEMENTS OF STOCKHOLDERS’ EQUITY/(DEFICIT)

	Members Equity	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Retained Earnings (Deficit)	Total

Balance at December 31, 2004	$(7,068,677)	-	$-	$-	$-	$(7,068,677)

Net income/(loss)	(2,080,915)	-	-	-	-	(2,080,915)

Balance at December 31, 2005	(9,149,592)	-	-	-	-	(9,149,592)

Capital Contribution - B.Altounian	500,000	-	-	-	-	500,000

Capital Contribution - S.Rosenberg	5,731,057	-	-	-	-	5,731,057

Convert LLC interests to common stock	2,918,535	135,000,000	13,500	(2,932,035)	-	-

Common stock issued in private placement at $0.10 per share, $0.0001 par value	-	23,056,000	2,306	2,303,294	-	2,305,600

Net income/(loss)	-	-	-	-	(4,272,780)	(4,272,780)

Balance at December 31, 2006	-	158,056,000	15,806	(628,741)	(4,272,780)	(4,885,715)

Common stock issued in private placement at $0.10 per share, $0.0001 par value (unaudited)	-	25,991,250	2,599	2,374,008	-	2,376,607

Common stock issued in debt conversion at $0.10 per share, $0.0001 par value (unaudited)	-	17,208,575	1,721	1,719,136	-	1,720,857

Warrants issued for services (unaudited)	-	-	-	36,699	-	36,699

Warrants issued for debt conversion (unaudited)	-	-	-	195,507	-	195,507

Net income/(loss) (unaudited)	-	-	-	-	(3,147,523)	(3,147,523)

Balance at September 30, 2007 (unaudited)	$-	201,255,825	$20,126	$3,696,609	$(7,420,303)	$(3,703,568)

The accompanying footnotes are an integral part of these financial statemesnts.

PLATINUM STUDIOS, INC., (FORMERLY PLATINUM STUDIOS, LLC)
STATEMENTS OF CASH FLOWS
(unaudited)

	Platinum Studios, Inc.	Platinum Studios, LLC

	Nine Months Ended September 30,
CASH FLOWS FROM OPERATING ACTIVITIES	2007	2006
Net income/(loss)	$(3,147,523)	$(2,890,711)
Adjustments to reconcile net income/(loss) to net cash from operating activities:
Depreciation	54,785	22,720
Amortization	68,478	-
Loss on disposal of website	24,000	-
Warrants issued for services and debt conversion	232,206
Decrease (increase) in operating assets:
Accounts receivable	(10,546)	-
Inventories	(56,222)	-
Prepaid expenses	(97,552)	(128,407)
Other assets	11,810	(3,192)
Increase (decrease) in operating liabilities:
Accounts payable	387,148	949,861
Accounts payable related party	(50,000)	(20,000)
Accrued expenses	(52,922)	(46,779)
Accrued interest	79,901	142,004
Deferred revenue	(750,000)	(25,000)

NET CASH FLOWS USED IN OPERATING ACTIVITIES	(3,306,437)	(1,999,504)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in property and equipment	(21,554)	(172,188)
Other Assets - Website Acquisition	-	(40,000)

NET CASH FLOWS USED BY INVESTING ACTIVITIES	(21,554)	(212,188)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from non-related loans	150,000	-
Proceeds from related party loans	724,500	2,613,552
Payments on related party loans	(200,050)	(936,900)
Payments on capital leases	(47,431)	(7,391)
Issuance of common stock	2,376,607	500,000
Capital contributions	-	-

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	3,003,626	2,169,261

NET INCREASE/(DECREASE) IN CASH	(324,365)	(42,431)

Cash, at beginning of year	331,435	11,843

Cash, at end of period	$7,070	$(30,588)

Supplemental disclosure of cash flow information:

Cash paid for interest	$91,385	$7,261
Cash paid for taxes	$-	$-
Property and equipment additions through financing	$40,325	$96,753
Conversion of notes payable into stockholders equity	$1,625,000	$4,521,587
Conversion of accrued interest into stockholders equity	$95,857	$1,209,470
Disposed fixed assets and leasehold improvements	$24,000	$-
Non-cash valuation related to issuance of warrants	$232,206	$-

The accompanying footnotes are an integral part of these financial statements

PLATINUM STUDIOS, INC., (FORMERLY PLATINUM STUDIOS, LLC)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 AND 2006

(1)	Description of business

Nature of operations–  The Company controls a library consisting of more than 3,800 characters and is engaged principally as a comics-based entertainment company adapting characters and storylines for production in film, television, publishing and all other media.

Platinum Studios, LLC was formed and operated as a California limited liability company from its inception on November 20, 1996 through September 14, 2006.  On September 15, 2006, Platinum Studios, LLC filed with the State of California to convert Platinum Studios, LLC into Platinum Studios, Inc., (“the Company”, “Platinum”) a California corporation.

This change to the Company structure was made in preparation of a private placement memorandum and common stock offering in October, 2006 (Note 12).

(2)	Basis of financial statement presentation

The accompanying unaudited condensed financial statements of Platinum Studios, Inc. have been prepared in accordance with generally accepted accounting principles for interim financial information.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments considered necessary for a fair statement of financial position, results of operations and cash flows for the periods presented have been included. The unaudited condensed Statements of Operations for the nine-month period ended September 30, 2007 and the unaudited condensed Statements of Cash Flows for the nine-month period ended September 30, 2007 are not necessarily indicative of those for the full year ending December 31, 2007.  The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

(3)	Going concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred significant losses which have resulted in an accumulated deficit of $7,420,303 as of September 30, 2007.  The Company plans to seek additional financing in order to execute its business plan, but there is no assurance the Company will be able to obtain such financing on terms favorable to the Company or at all.  These items raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments to reflect the possible future effects related to recovery and classification of assets, or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

(4)	Summary of significant accounting policies

Reclassifications – Certain prior year amounts have been reclassified in order to conform to the current year’s presentation.

Revenue recognition - Revenue  from  the  licensing  of  characters  and  storylines  (“the properties”) owned by the Company are recognized in accordance with guidance provided in Securities and Exchange Commission Staff Accounting Bulletin No. 104 “Revenue Recognition” (an amendment of Staff Accounting Bulletin No. 101 “Revenue Recognition”) (“SAB 104”).  Under the SAB 104 guidelines, revenue is recognized when the earnings process is complete.  This is considered to have occurred when persuasive evidence of an agreement between the customer and the

PLATINUM STUDIOS, INC., (FORMERLY PLATINUM STUDIOS, LLC)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 AND 2006

(4)	Summary of significant accounting policies (continued)

Company exists, when the properties are made available to the licensee and the Company has satisfied its obligations under the agreement, when the fee is fixed or determinable and when collection is reasonably assured.

The Company derives its licensing revenue primarily from options to purchase rights, the purchase of rights to properties and first look deals.  For options that contain non-refundable minimum payment obligations that are not applied to the purchase price, revenue is recognized ratably over the option period, prior to the collection of all amounts ultimately due, provided all the criteria for revenue recognition under SAB 104 have been met.  Option fees that are applicable to the purchase price are deferred and recognized as revenue at the later of the expiration of the option period or in accordance with the terms of the purchase agreement.  Revenue received under first look deals is recognized ratably over the first look period, which varies by contract provided all the criteria for revenue recognition under SAB 104 have been met.  First look deals that have contingent components are deferred and recognized at the later of the expiration of the first look period or in accordance with the terms of the first look contract.

For licenses requiring material continuing involvement or performance based obligations, by the Company, the revenue is recognized as and when such obligations are fulfilled.

The Company records as deferred revenue any licensing fees collected in advance of obligations being fulfilled or if a licensee is not sufficiently creditworthy, the Company will record deferred revenue until payments are received.

License agreements typically include reversion rights which allow the Company to repurchase property rights which have not been used by the studio (the buyer) in production within a specified period of time as defined in the purchase agreement.  The cost to repurchase the rights is generally based on the costs incurred by the studio to further develop the characters and story lines.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and cash equivalents– The Company considers all highly liquid investment securities with an original maturity date of three months or less to be cash equivalents.

Concentrations of risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of uninsured cash balances.  The Company maintains  its  cash  balances with what  management believes to be a  high credit  quality financial institution. At times, balances within the company’s cash accounts may exceed the Federal Deposit Insurance Corporation (FDIC) limit of $100,000.

During the nine months ended September 30, 2007 and 2006, the Company had customer revenues representing a concentration of the Company’s total revenues. In 2007, two customers represented approximately 56% and 25% of total revenues.  During 2006, two customers represented 78% and 17% of the Company’s total revenues for the nine months ended September 30, 2006.

Depreciation - Depreciation is computed on the straight-line method over the following estimated useful lives:

PLATINUM STUDIOS, INC., (FORMERLY PLATINUM STUDIOS, LLC)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 AND 2006

(4)	Summary of significant accounting policies (continued)

Fixed assets	Useful Lives
Furniture and fixtures	7 years
Computer equipment	5 years
Office equipment	5 years
Software	3 years
Leasehold improvements	Shorter of lease term or useful economic life

Character development costs - Character development costs consist primarily of costs to acquire properties from the creator, development of the property using internal or independent writers and artists, and the registration of a property for a trademark or copyright.  These costs are capitalized in the year incurred if the Company has executed a contract or is negotiating a revenue generating opportunity for the property.  If the property derives a revenue stream that is estimable, the capitalized costs associated with the property are expensed as revenue is recognized.

If the Company determines there is no determinable market for a property, it is deemed impaired and is written off.

Purchased intangible assets and long-lived assets – Intangible assets are capitalized at acquisition costs and intangible assets with definite lives are amortized on the straight-line basis.  The Company periodically reviews the carrying amounts of intangible assets and property in conformance with the Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144).  Under SFAS 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, the impairment charge to be recognized is measured by the excess of the carrying amount over the fair value of the asset.

Advertising costs - Advertising costs are expensed the later of when incurred or when the advertisement is first run.  For the nine months ended September 30, 2007 and 2006, advertising expenses were $83,414 and $3,671, respectively.

Research and development - Research and development costs, primarily character development costs and design not associated with an identifiable revenue opportunity, are charged to operations as incurred.  For the nine months ended September 30, 2007 and 2006, research and development expenses were $692,677 and $518,999, respectively.

Income taxes – From inception thru September 14, 2006 the Company operated as a limited liability company and elected to be taxed similar to a partnership.  Accordingly, each member was responsible for reporting its  respective  share  of  the  Company’s  net income  or  loss  for  Federal  and California income tax purposes and the Company did not pay Federal income tax.  From September 15, 2006 forward the Company has accounted for income taxes using the liability method, whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  The Company was subject to an annual minimum tax of $800 and a fee based on gross receipts in California from inception through September 14, 2006.

PLATINUM STUDIOS, INC., (FORMERLY PLATINUM STUDIOS, LLC)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 AND 2006

(4)	Summary of significant accounting policies (continued)

Net income/(loss) per share– In accordance with SFAS No. 128 “Earnings Per Share”, basic income per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding during the periods, excluding shares subject to repurchase or forfeiture.  Diluted income per share increases the shares outstanding for the assumption of the vesting of restricted stock and the exercise of dilutive stock options and warrants, using the treasure stock method, unless the effect is anti-dilutive.

Recent accounting pronouncements– In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainly in Income Taxes” (“FIN 48”).  FIN 48 applies to all tax positions related to income taxes subject to SFAS 109, “Accounting for Income Taxes”.  Under FIN 48 a company would recognize the benefit from a tax position only if it is more-likely-than-not that the position would be sustained upon audit based solely on the technical merits of the tax position.  FIN 48 clarifies how a company would measure the income tax benefits from the tax positions that are recognized, provides guidance as to the timing of the de-recognition of previously recognized tax benefits and describes the methods for classifying and disclosing the liabilities within the financial statements for any unrecognized tax benefits.  FIN 48 also addresses when a company should record interest and penalties related to tax positions and how the interest and penalties may be classified within the income statement and presented in the balance sheet.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  For Platinum, FIN 48 will be effective for the first quarter of fiscal 2007.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which replaces APB No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 requires that a voluntary change in accounting principle be applied  retrospectively  with  all prior period financial statements presented as if the new accounting principle had always been used. SFAS No. 154 also requires that a change in method of depreciating or amortizing long-lived non-financial assets be accounted for prospectively, in the period of change and in future periods, if applicable, as a change in estimate, and requires the correction of errors in previously issued financial statements be termed a “restatement”. SFAS No. 154 is effective for accounting changes and correction errors made in fiscal years beginning after December 15, 2005.  The implementation of SFAS 154 is not expected to have a material impact on the Company’s financial statements.

On July 1, 2007, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payments to employees and directors including employee stock option s and stock purchases related to the Company’s employee stock option and award plans based on estimated fair values.  In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R).  We have applied the provision of SAB 107 in our adoption of SFAS 123(R).

We have selected the Black-Scholes method of valuation for share-based compensation and have adopted the modified prospective transition method under SFAS 123R, which requires that compensation cost be recorded, as earned, for all unvested stock options and warrants outstanding at the beginning of the first quarter of adoption of SFAS 123R.  The charge is being recognized in non cash compensation, which is included in stock-based compensation expense, on a straight-line basis over the remaining service period after the adoption date based on the options or warrants original estimate of fair value.  As permitted by SFAS 123(R), the Company elected the disclosure only requirements of SFAS 123(R).

PLATINUM STUDIOS, INC., (FORMERLY PLATINUM STUDIOS, LLC)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 AND 2006

(4)	Summary of significant accounting policies (continued)

On July 1, 2007, principal and interest of $1,720,857 were converted into common stock of the Company.  As an incentive to convert the outstanding debt obligation, warrants were issued to the debt-holder, Charlotte Rosenberg.  Based on the Black-Scholes method of valuation, $195,507 of interest expense was recorded as the fair value of the warrants issued as part of this debt conversion.

(5)	Inventory

	September 30, 2007	December 31, 2006
Kiss Merchandise	56,222	-
	$56,222	$-

(6)	Property and equipment

Property and equipment are recorded at cost. The cost of repairs and maintenance are expensed when incurred, while expenditures refurbishments and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.  Upon asset retirement or disposal, any resulting gain or loss is included in the results of operations.

Property and equipment, cost:	September 30, 2007	December 31, 2006
Office equipment	$10,804	$10,804
Furniture and fixtures	118,140	107,317
Computer equipment	150,393	105,054
Software	91,292	85,576
Leasehold improvements	20,557	20,557
	391,186	329,308
Less accumulated depreciation	(115,112)	(60,327)
Net property and equipment	$276,074	$268,981

For the nine months ended September 30, 2007 and year ended December 31, 2006, property and equipment at cost includes assets acquired under capital leases of $40,325 and $203,833, respectively.   Depreciation expense charged to operations for the nine months ended September 30, 2007 and 2006 were $54,785 and $24,399 including $39,570 and $14,912, applicable to assets acquired under capital leases, respectively.

PLATINUM STUDIOS, INC., (FORMERLY PLATINUM STUDIOS, LLC)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 AND 2006

(7)	Other assets

	September 30, 2007	December 31, 2006
Web Sites	40,000	64,000
Deposits	38,118	39,404
Character Library - Top Cow	350,000	350,000
Character Library Amortization - Top Cow	(98,913)	(30,435)
	$329,205	$422,969

(8)	Due to related party

	September 30, 2007	December 31, 2006
B.Altounian - Consulting prior to employment	193,079	243,079
	$193,079	$243,079

During 2006, the Company repaid in full the uncollateralized loans received from Rosenberg IP during 2004.  These loans accrued interest at 5% and 6% for the years ended December 31, 2005 and 2006, respectively.

(9)	Short-term and long-term debt

PLATINUM STUDIOS, INC., (FORMERLY PLATINUM STUDIOS, LLC)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 AND 2006

	September 30, 2007	December 31, 2006
Loans payable to shareholder - uncollateralized; payable in monthly installments of interest only at variable interest rates. At September 30, 2007 and December 31, 2006, the interest rates were 7.65% and 7.90%, respectively. Due upon demand.	$745,850	$745,925

Loans payable to shareholder - uncollateralized; subject to annually variable interest rates. At September 30, 2007 the interest rate was 5.0%. The loans are due upon demand.	89,000	-

Loans payable to third parties - uncollateralized; Fixed interest rate of 12% per annum plus six points, payable in monthly installments of principal, interest and points. Loans of $100,000 and $50,000 mature on December 10, 2007 and March 21, 2008, respectively.	150,000	-

Loans payable to shareholder - uncollateralized; payable in monthly installments of interest only at variable interest rates. At September 30, 2007 and December 31, 2006, the interest rates were 7.758% and 7.708%, respectively. Monthly payments of principal and interest begin on July 1, 2009; final payment due June 1, 2034.	1,294,260	1,294,260

PLATINUM STUDIOS, INC., (FORMERLY PLATINUM STUDIOS, LLC)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 AND 2006

(9)	Short-term and long-term debt (continued)

	September 30, 2007	December 31, 2006
Loans payable to shareholders - uncollateralized; subject to annually variable interest rates. At September 30, 2007 and December 31, 2006, the interest rates were 5.0% and 5.0%, respectively. The loans are due June 30, 2010.	1,100,524	665,000

Loans payable to member - uncollateralized; Effective January 1, 2006, interest became fixed at 3.8%. Monthly payments of principal and interest to begin on July 1, 2007; final payment due June 30, 2010. Converted to equity July 1, 2007.	-	1,625,000

Total short-term and long-term debt	$3,379,634	$4,330,185

The following summarizes future cash payment obligations:

Years Ending	September 30, 2007
-
2008	$984,850
2009	25,373
2010	8,699
2011	1,118,959
2012	19,907
Thereafter	1,221,846

Total short-term and long-term debt obligations	$3,379,634

(10)	Operating and capital leases

The Company has entered into operating leases having expiration dates through 2011 for real estate and various equipment needs, including office facilities, computers, office equipment and a vehicle.

On July 10, 2006, the Company entered into an operating agreement for the lease of real property located in Los Angeles, California.  The agreement has a five year term, commencing September 1, 2006 and ending August 31, 2011.

Rent expense under non-cancelable operating leases were $295,012 and $86,650 for the nine months ended September 30, 2007 and 2006, respectively.

At September 30, 2007, future minimum rental payments required under non-cancelable operating leases that have initial or remaining terms in excess of one year are as follows:

PLATINUM STUDIOS, INC., (FORMERLY PLATINUM STUDIOS, LLC)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 AND 2006

(10)	Operating and capital leases (continued)

Years Ending September 30,	Operating Leases
2008	$108,008
2009	431,494
2010	430,293
2011	442,815
2012	302,855
Thereafter	-

Total minimum obligations	$1,715,465

The company has various non-cancelable capital leases for computer and office equipment, at cost of $40,325 and $203,833 at September 30, 2007 and December 31, 2006, respectively.  The capital leases are secured by the assets which cannot be freely sold until the maturity date of the lease.  Accumulated amortization for equipment under capital lease totaled $67,678 and $11,026 at September 30, 2007 and December 31, 2006, respectively.

Future required payments at September 30, 2007 under these leases are as follows:

Years Ending September 30,	Capital Leases
2008	$23,034
2009	89,947
2010	57,334
2011	37,947
2012	24,705
Thereafter	-

Total minimum obligations	$232,967

Less amounts representing interest	(35,532)

Present value of net minimum obligations	197,435
Less current portion	(73,364)

Long-term portion	$124,071

(11)	Commitments

During 2004, the Company entered into an agreement with Top Cow Productions, Inc. to acquire certain rights in and to certain comic books, related characters, storylines and intellectual property (the properties).  The current agreement period expires on June 30, 2010.  The Company has the right to extend the agreement for an additional twelve month period for an additional $350,000 and has pre-paid $75,000 toward this extended period.  If the Company enters into production on a particular property, additional fees based on a percentage of the adjusted gross revenue resulting from the production, as defined in the agreement, will be due to the owner.  The agreement is collateralized by a security interest in and to all rights licensed or granted to the Company under this agreement including the right to receive revenue.  The current agreement period cost of $350,000 is included in Other Assets on the balance sheet (Note 7) and is being amortized on a straight-line basis beginning in 2006 when the rights became available for exploitation.

(12)	Related party transactions

PLATINUM STUDIOS, INC., (FORMERLY PLATINUM STUDIOS, LLC)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 AND 2006

The Company has an exclusive option to enter licensing/acquisition of rights agreements for individual characters, subject to existing third party rights, within the RIP Awesome Library of RIP Media, Inc., a related entity in which Scott Rosenberg is a majority shareholder. The Company did not exercise this right during the nine months ended September 30, 2007 or the year ended December 31, 2006.  During 2006, the Company repaid uncollateralized loans of $20,000 in full (Note 8).

Scott Mitchell Rosenberg also provides production consulting services to the Company’s customers (production companies) through Scott Mitchell Rosenberg Productions (another related entity) wholly-owned by Scott Mitchell Rosenberg. At the time the Company enters into a purchase agreement with a production company, a separate contract may be entered into between the related entity and the production company. In addition, consulting services regarding development of characters and storylines may also be provided to the Company by this related entity.  Revenue would be paid directly to the related entity by the production company.

(13)	Stockholders equity

As of May 1, 2006, the Company issued a five percent (5.0%) ownership interest in Platinum Studios, LLC to Brian Altounian in consideration of a capital contribution in the amount of $500,000.

On September 14, 2006, Scott Mitchell Rosenberg converted $5,731,057 in outstanding principal and interest as a capital contribution in Platinum Studios, LLC in fulfillment of commitments made to the Company prior to the issuance to Brian Altounian.

Platinum Studios LLC filed Articles of Incorporation with the Secretary of the State of California on September 15, 2006, by which Platinum Studios, LLC converted from a California limited liability company into Platinum Studios, Inc., a California corporation.  On September 15, 2006, 135,000,000 common shares were issued for conversion of LLC interests as all members of the limited liability company became shareholders of the corporation, maintaining their same percentage ownership, with no additional contribution required by any of the members to the corporation.

A Private Placement Memorandum was issued on October 12, 2006, offering up to 50,000,000 shares of common stock, $0.0001 par value per share, for sale to Accredited Investors (as defined in the memorandum), at a price of $0.10 per share on a “best efforts” basis, for a total offering price to investors of $5,000,000.  The proceeds of the offering are expected to be used for property acquisitions, marketing and general and administrative expenses.  The offering was closed on April 30, 2007 with the Company having sold 49,047,250 shares resulting in gross proceeds of $4,904,725 and net proceeds of $4,682,207, after related costs.

Midtown Partners & Company, LLC, acted as a placement agent on behalf of Platinum Studios, Inc. for the private placement of its common stock.  As part of the compensation for their services, Midtown Partners received a warrant to purchase 458,600 common stock shares of the Company at $0.10 per share.

On July 1, 2007, the Board of Directors approved the cancellation/conversion of $1,720,857 in debt due to Scott Mitchell Rosenberg consisting of $1,625,000 in principal and $95,857 of accrued interest through conversion of the debt into 17,208,575 shares of common stock of the Company valued at $0.10 per share.  In addition, Mr. Rosenberg received a warrant to purchase 2,437,500 additional shares of common stock for his agreement to accept this offer from the Company rather than demanding repayment of the debt amount.

PLATINUM STUDIOS, INC., (FORMERLY PLATINUM STUDIOS, LLC)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007 AND 2006

(13)	Stockholders equity (continued)

Effective July 12, 2007, the Company obtained board approval of an incentive plan under which equity incentives would be granted to officers, employees, non-employee directors and consultants of the Company.  The board further resolved for 30,000,000 shares of the Company’s common stock, $0.0001 par value, be reserved for issuance in accordance with the requirements of this plan.  No grants were approved or issued under this plan as of September 30, 2007

(14)	Stock Compensation

Warrants outstanding at September 30, 2007 are summarized as follows:

	Outstanding			Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

Warrants

$0.10	2,896,100	4.67	$0.10	2,896,100	$0.10
	2,896,100			2,896,100

As of September 30, 2007, no warrants have been exercised.

(15)	Subsequent events

A “Literary Material Option/Purchase Agreement” executed on November 5, 2007, by Platinum Studios, Inc. and Dreamworks Films, LLC.  This agreement concerns the motion picture project, to be based in whole or in part on the work, presently entitled “COWBOYS AND ALIENS”.  It is understood and agreed the first motion picture, if produced, must be intended for initial release to the general public as a theatrical motion picture.

The Company executed nine (9) promissory notes (“the Notes”) for a total of $615,000 between  October 5, 2007 and January 3, 2008.  The Notes are short-term in nature, maturing between April 5, 2008 and June 11, 2008, with interest rates between 12% and 18%.

A joint venture agreement dated October 5, 2007, was executed between Platinum Studios, Inc. and Comflix Studios, Inc. in relation to the parties desire to co-develop a platform player for streaming of videos via the internet.  Each of the parties, Platinum and Comflix, shall own a 50% interest in the joint venture.

Effective October 10, 2007, Platinum Studios, Inc. adopted by unanimous written consent of its directors the Code of Ethics for directors and officers of the Corporation.

Effective October 22, 2007, a letter agreement setting forth the basic terms and conditions between Rainmaker Entertainment Inc., M3 Productions, Ltd and Platinum Studios, Inc., was agreed to and accepted regarding a “Horror in 3D” 4-picture animated film slate.  The films shall be based on comic book properties owned or controlled by Platinum Studios, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
PLATINUM STUDIOS, INC.
Los Angeles, CA

We have audited the balance sheet of Platinum Studios, Inc. as of December 31, 2006 and the related statements of operations, stockholders' equity deficit, and cash flows for the year ended December 31, 2006. We have audited the balance sheet of Platinum Studios, LLC as of December 31, 2005 and the related statements of operations, members’ equity deficit, and cash flows for the year ended December 31, 2005.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Platinum Studios, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year ended December 31, 2006 and the financial position of Platinum Studios, LLC as of December 31, 2005, and the result of its operations and its cash flows for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has insufficient assets available to fund activity, which raises substantial doubt about its ability to continue as a going concern.  Management's plans regarding those matters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HJ Associates & Consultants, LLP

Salt Lake City, Utah
July 13, 2007

PLATINUM STUDIOS, INC. FORMERLY
PLATINUM STUDIOS, LLC
BALANCE SHEETS

	Platinum Studios, Inc.	Platinum Studios, LLC
	December 31, 2006	December 31, 2005
ASSETS

Current assets:
Cash	$331,435	$11,843
Prepaid expenses	105,603	89,347
Stock offering costs	12,100	-
Total current assets	449,138	101,190

Property and equipment, at cost, net	268,981	61,969
Other assets
Web sites	64,000	-
Deposits	39,404	1,561
Library of character rights	319,565	350,000
Total other assets	422,969	351,561

Total assets	$1,141,088	$514,720

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

Current liabilities:
Accounts payable	$231,849	$131,131
Accrued expenses	192,118	64,352
Deferred revenue	750,000	175,000
Short-term notes payable to shareholder	1,004,078	-
Related party payable	243,079	20,000
Capital leases payable, current	55,820	6,441
Total current liabilities	2,476,944	396,924

Long-term liabilities:
Long-term notes payable to shareholder	3,326,107	7,436,332
Accrued interest due to shareholder	75,031	1,067,465
Deferred revenue, non-current	-	750,000
Capital leases payable, non-current	148,721	13,591
Total long-term liabilities	3,549,859	9,267,388

Total liabilities	6,026,803	9,664,312

Stockholders' equity/(deficit):
Common stock, $.0001 par value, 500,000,000 shares authorized,
158,056,000 issued, and outstanding at December 31, 2006	15,806	-
Additional paid-in capital	(628,741)	-
Members equity/(deficit)	-	(9,149,592)
Retained earnings/(deficit)	(4,272,780)	-
Total stockholders' equity/(deficit)	(4,885,715)	(9,149,592)

Total liabilities and stockholders' equity/(deficit)	$1,141,088	$514,720

 The accompanying footnotes are an integral part of these financial statements

PLATINUM STUDIOS, INC. FORMERLY
PLATINUM STUDIOS, LLC
STATEMENTS OF OPERATIONS

	Platinum Studios, Inc.	Platinum Studios, LLC

	Years Ended December 31,
	2006	2005

Net revenue	$180,500	$162,500

Operating expenses:
Operating expenses (excluding depreciation expense)	3,168,078	1,607,672
Research and development	764,282	243,833
Depreciation and amortization expense	73,486	7,436
Total costs and expenses	4,005,846	1,858,941

Operating income/(loss)	(3,825,346)	(1,696,441)

Other income/(expense)
Other income	2,571	5,814
Gain/(Loss) on disposition of assets	(33,260)	-
Interest income/(expense)	(391,745)	(390,288)
Other expense	(25,000)	-
Total other income/(expense)	(447,434)	(384,474)

Net income/(loss)	$(4,272,780)	$(2,080,915)

Basic and diluted net income per share:
Weighted average shares outstanding:
Weighted average shares for basic earnings per share	145,908,250

Weighted average shares for diluted earnings per share	145,908,250

Net income/(loss) per share:
Basic	$(0.03)

Diluted	$(0.03)

  The accompanying footnotes are an integral part of these financial statements

PLATINUM STUDIOS, INC. FORMERLY
PLATINUM STUDIOS, LLC
STATEMENT OF CASH FLOWS

	Platinum Studios, Inc.	Platinum Studios, LLC
	Years Ended December 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2006	2005
Net income/(loss)	$(4,272,780)	$(2,080,915)
Adjustments to reconcile net income/(loss) to net cash from operating activities:
Depreciation	43,051	7,436
Amortization	30,435	-
(Gain)/loss on disposal of assets	33,260	-
Decrease (increase) in operating assets:
Prepaid expenses	(7,918)	(89,544)
Other assets	(113,943)	322,649
Increase (decrease) in operating liabilities:
Accounts payable	92,381	29,667
Accounts payable related party	243,079	-
Accrued expenses	118,320	51,442
Accrued interest	258,805	345,915
Deferred revenue	(175,000)	300,000

NET CASH FLOWS USED IN OPERATING ACTIVITIES	(3,750,310)	(1,113,350)

Investment in property and equipment	(79,478)	(37,075)

NET CASH FLOWS USED BY INVESTING ACTIVITIES	(79,478)	(37,075)

Proceeds from related party loans	2,609,457	1,170,010
Payments on related party loans	(1,246,354)	-
Payments on capital leases	(19,323)	(1,890)
Issuance of common stock	2,305,600	-
Capital contributions	500,000	-
Overdraft repayment	-	(5,852)

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	4,149,380	1,162,268

NET INCREASE/(DECREASE) IN CASH	319,592	11,843

Cash, at beginning of year	11,843	-

Cash, at end of year	$331,435	$11,843

Cash paid for interest	$128,137	$68,289
Cash paid for taxes	$-	$-
Conversion of notes payable into members' equity	$4,521,588	$-
Conversion of accrued interest into members' equity	$1,209,469	$-
Disposed fixed assets and leasehold improvements	$79,543	$-
Property and equipment additions through financing	$203,833	$21,922

 The accompanying footnotes are an integral part of these financial statements

PLATINUM STUDIOS, INC. FORMERLY
PLATINUM STUDIOS, LLC
STATEMENTS OF STOCKHOLDERS’ EQUITY/(DEFICIT)

	Members Equity	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Retained Earnings (Deficit)	Total

Balance at December 31, 2004	$(7,068,677)	-	$-	$-	$-	$(7,068,677)

Net income/(loss)	(2,080,915)	-	-	-	-	(2,080,915)

Balance at December 31, 2005	(9,149,592)	-	-	-	-	(9,149,592)

Capital Contribution - B.Altounian	500,000	-	-	-	-	500,000

Capital Contribution - S.Rosenberg	5,731,057	-	-	-	-	5,731,057

Convert LLC interests to common stock	2,918,535	135,000,000	13,500	(2,932,035)	-	-

Common stock issued in private placement at $0.10 per share, $0.0001 par value	-	23,056,000	2,306	2,303,294	-	2,305,600

Net income/(loss)	-	-	-	-	(4,272,780)	(4,272,780)

Balance at December 31, 2006	-	158,056,000	15,806	(628,741)	(4,272,780)	(4,885,715)

The accompanying footnotes are an integral part of these financial statements

PLATINUM STUDIOS, INC. FORMERLY
PLATINUM STUDIOS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

(1)	Description of Business

Nature of operations–  The Company controls a library consisting of more than 3,800 characters and is engaged principally as a comics-based entertainment company adapting characters and storylines for production in film, television, publishing and all other media.

Platinum Studios, LLC was formed and operated as a California limited liability company from its inception on November 20, 1996 through September 14, 2006.  On September 15, 2006, Platinum Studios, LLC filed with the State of California to convert Platinum Studios, LLC into Platinum Studios, Inc., (“the Company”, “Platinum”) a California corporation.

This change to the Company structure was made in preparation of a private placement memorandum and common stock offering in October, 2006 (Note 12).

(2)	Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred significant losses which have resulted in an accumulated deficit of $4,272,780 as of December 31, 2006.  The Company plans to seek additional financing in order to execute its business plan, but there is no assurance the Company will be able to obtain such financing on terms favorable to the Company or at all.  These items raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments to reflect the possible future effects related to recovery and classification of assets, or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

(3)	Summary of significant accounting policies

Reclassifications– Certain prior year amounts have been reclassified in order to conform to the current year’s presentation.

Revenue recognition - Revenue  from  the  licensing  of  characters  and  storylines  (“the properties”) owned by the Company are recognized in accordance with guidance provided in Securities and Exchange Commission Staff Accounting Bulletin No. 104 “Revenue Recognition” (an amendment of Staff Accounting Bulletin No. 101 “Revenue Recognition”) (“SAB 104”).  Under the SAB 104 guidelines, revenue is recognized when the earnings process is complete.  This is considered to have occurred when persuasive evidence of an agreement between the customer and the Company exists, when the properties are made available to the licensee and the Company has satisfied its obligations under the agreement, when the fee is fixed or determinable and when collection is reasonably assured.

The Company derives its licensing revenue primarily from options to purchase rights, the purchase of rights to properties and first look deals.  For options that contain non-refundable minimum payment obligations that are not applied to the purchase price, revenue is recognized ratably over the option period, prior to the collection of all amounts ultimately due, provided all the criteria for revenue recognition under SAB 104 have been met.  Option fees that are applicable to the purchase price are deferred and recognized as revenue at the later of the expiration of the option period or in accordance with the terms of the purchase agreement.  Revenue received under first look deals is recognized ratably over the first look period, which varies by contract provided all the criteria for revenue recognition under SAB 104 have been met.  First look deals that have contingent components are deferred and recognized at the later of the expiration of the first look period or in accordance with the terms of the first look contract.

PLATINUM STUDIOS, INC. FORMERLY
PLATINUM STUDIOS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

(3)	Summary of significant accounting policies (continued)

For licenses requiring material continuing involvement or performance based obligations, by the Company, the revenue is recognized as and when such obligations are fulfilled.

The Company records as deferred revenue any licensing fees collected in advance of obligations being fulfilled or if a licensee is not sufficiently creditworthy, the Company will record deferred revenue until payments are received.

License agreements typically include reversion rights which allow the Company to repurchase property rights which have not been used by the studio (the buyer) in production within a specified period of time as defined in the purchase agreement.  The cost to repurchase the rights is generally based on the costs incurred by the studio to further develop the characters and story lines. The reversion rights have no impact on revenue recognition nor timing of the revenue recorded, nor is any portion of the revenue deferred.  The purpose of the reversion rights is to allow the Company the contractual right to reclaim the property at some distant point.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and cash equivalents– The Company considers all highly liquid investment securities with an original maturity date of three months or less to be cash equivalents.

Concentrations of risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of uninsured cash balances.  The Company maintains  its  cash  balances with what  management believes to be a  high credit  quality financial institution. At times, balances within the company’s cash accounts may exceed the Federal Deposit Insurance Corporation (FDIC) limit of $100,000.

During the years ended December 31, 2006 and 2005, the Company had customer revenues representing a concentration of the Company’s total revenues. In 2006, two customers represented approximately 82% and 14% of total revenues and during 2005, three customers represented approximately 64%, 19% and 17% of the Company’s total revenues.

Depreciation - Depreciation is computed on the straight-line method over the following estimated useful lives:

Fixed Assets	Useful Lives

Furniture and fixtures	7 years
Computer equipment	5 years
Office equipment	5 years
Software	3 years
Leasehold improvements	Shorter of lease term or useful economic life

Character development costs - Character development costs consist primarily of costs to acquire properties from the creator, development of the property using internal or independent writers and artists, and the registration of a property for a trademark or copyright.  These costs are capitalized in the year incurred if the Company has executed a contract or is negotiating a revenue generating opportunity for the property.  If the property derives a revenue stream that is estimable, the capitalized costs associated with the property are expensed as revenue is recognized.

PLATINUM STUDIOS, INC. FORMERLY
PLATINUM STUDIOS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

(3)	Summary of significant accounting policies (continued)

If the Company determines there is no determinable market for a property, it is deemed impaired and is written off.

Purchased intangible assets and long-lived assets– Intangible assets are capitalized at acquisition costs and intangible assets with definite lives are amortized on the straight-line basis.  The Company periodically reviews the carrying amounts of intangible assets and property in conformance with the Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144).  Under SFAS 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, the impairment charge to be recognized is measured by the excess of the carrying amount over the fair value of the asset.

Advertising costs - Advertising costs are expensed the later of when incurred or when the advertisement is first run.  For the years ended December 31, 2006 and 2005, advertising expenses were $14,017 and $8,042, respectively.

Research and development - Research and development costs, primarily character development costs and design not associated with an identifiable revenue opportunity, are charged to operations as incurred.  For the years ended December 31, 2006 and 2005, research and development expenses were $764,282 and $243,833, respectively.

Income taxes– From inception thru September 14, 2006 the Company operated as a limited liability company and elected to be taxed similar to a partnership.  Accordingly, each member was responsible for reporting its  respective  share  of  the  Company’s  net income  or  loss  for  Federal  and California income tax purposes and the Company did not pay Federal income tax.  From September 15, 2006 forward the Company has accounted for income taxes using the liability method, whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  The Company was subject to an annual minimum tax of $800 and a fee based on gross receipts in California from inception through September 14, 2006.

Net income/(loss) per share– In accordance with SFAS No. 128 “Earnings Per Share”, basic income per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding during the periods, excluding shares subject to repurchase or forfeiture.  Diluted income per share increases the shares outstanding for the assumption of the vesting of restricted stock and the exercise of dilutive stock options and warrants, using the treasure stock method, unless the effect is anti-dilutive.  For the years ended December 31, 2006 and 2005, there were no restricted shares, stock options or warrants outstanding.

Recent accounting pronouncements– In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainly in Income Taxes” (“FIN 48”).  FIN 48 applies to all tax positions related to income taxes subject to SFAS 109, “Accounting for Income Taxes”.  Under FIN 48 a company would recognize the benefit from a tax position only if it is more-likely-than-not that the position would be sustained upon audit based solely on the technical merits of the tax position.  FIN 48 clarifies how a company would measure the income tax benefits from the tax positions that are recognized, provides guidance as to the timing of the de-recognition of previously recognized tax benefits and describes the methods for classifying and disclosing the liabilities within the financial statements for any unrecognized tax benefits.  FIN 48 also addresses when a company should record interest and penalties related to tax positions and how the interest and penalties may be classified within the income statement and presented in the balance sheet.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  For Platinum, FIN 48 will be effective for the first quarter of fiscal 2007.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections , which replaces APB No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements . SFAS No. 154 requires that a voluntary change in accounting principle be applied  retrospectively  with  all prior period financial statements presented as if the new accounting principle had always been used. SFAS No. 154 also requires that a change in method of depreciating or amortizing long-lived non-financial assets be accounted for prospectively, in the period of change and in future periods, if applicable, as a change in estimate, and requires the correction of errors in previously issued financial statements be termed a “restatement”. SFAS No. 154 is effective for accounting changes and correction errors made in fiscal years beginning after December 15, 2005.  The implementation of SFAS 154 is not expected to have a material impact on the Company’s financial statements.

PLATINUM STUDIOS, INC. FORMERLY
PLATINUM STUDIOS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

(3)	Summary of significant accounting policies (continued)

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which amends APB Opinion 29 (APB 29), Accounting for Nonmonetary Transactions . The guidance in APB 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged and included certain exceptions to that principle. SFAS No.153 amends APB29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. This Statement will be effective for the Company for nonmonetary asset exchanges occurring on or after January 1, 2006.

(4)	Property and equipment

Property and equipment are recorded at cost. The cost of repairs and maintenance are expensed when incurred, while expenditures refurbishments and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.  Upon asset retirement or disposal, any resulting gain or loss is included in the results of operations.

	December 31,

	2006	2005
Property and equipment, cost:
Office equipment	$10,804	$69,633
Furniture and fixtures	107,317	24,108
Computer equipment	105,054	37,974
Software	85,576	3,345
Leasehold improvements	20,557	23,728
	329,308	158,788
Less accumulated depreciation	(60,327)	(96,819)
Net property and equipment	$268,981	$61,969

PLATINUM STUDIOS, INC. FORMERLY
PLATINUM STUDIOS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

(4)	Property and equipment (continued)

For the years ended December 31, 2006 and 2005, property and equipment at cost includes assets acquired under capital leases of $203,833 and $21,922, respectively.   Depreciation expense charged to operations for the years ended December 31, 2006 and 2005 were $43,051 and $7,436 including $26,429 and $1,679, applicable to assets acquired under capital leases, respectively.

(5)	Character development costs

	December 31,

	2006	2005

Balance, beginning of year	$-	$248,225
Capitalized costs	-	-
Impairments	-	(248,225)
Cost of revenue	-	-

Balance, end of year	$-	$-

During 2005, the Company determined the character development costs to be impaired and were written off.

(6)	Other assets

	December 31,

	2006	2005

Web Sites	$64,000	$-
Deposits	39,404	1,561
Character Library - Top Cow	350,000	350,000
Character Library Amortization - Top Cow	(30,435)	-

	$422,969	$351,561

(7)	Due to related party

During 2006, the Company repaid in full the uncollateralized loans of $20,000 received from RIP Media during 2004.  These loans accrued interest at 5% and 6% for the years ended December 31, 2005 and 2006, respectively.  At December 31, 2006 and 2005, the Company owed $243,079 to Brian Altounian for consulting services provided prior to his employment and $20,000 to RIP Media, respectively.

PLATINUM STUDIOS, INC. FORMERLY
PLATINUM STUDIOS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

(8)	Short-Term and Long-Term Debt

	December 31,
	2006	2005
Loan payable to shareholder - uncollateralized; payable in monthly installments of interest only at variable interest rates. The note is due on demand at the shareholder's discretion. For the year ended December 31, 2006, the interest rate was 7.9%.	$745,925	$-

Loan payable to shareholder - uncollateralized; payable in monthly installments of interest only at variable interest rates. At December 31, 2006 and 2005, the interest rates were 7.708% and 6.151%, respectively. Monthly payments of principal and interest begin on July 1, 2009; final payment due June 1, 2034.	1,294,260	1,308,711

Loan payable to shareholder - uncollateralized; principal advances accrue at variable interest rates. At December 31, 2006 and 2005, the interest rates were 5.0% and 6.0%, respectively . The loans are due June 30, 2010.	665,000	5,312,621

Loan payable to shareholder - uncollateralized; principal includes accrued interest. Effective January 1, 2006, interest became fixed at 3.8% for the remaining life of the loan. At December 31, 2005, the interest rate was 6.0%. Monthly payments of principal and interest begin on July 1, 2007; final payment due June 30, 2010.	1,625,000	815,000

Total short-term and long-term debt	$4,330,185	$7,436,332

     The following summarizes future cash payment obligations:

Years Ending December 31,	December 31, 2006

2007	$1,004,078
2008	531,233
2009	560,475
2010	967,272
2011	19,907
Thereafter	1,247,220
Total short-term and long-term debt obligations	$4,330,185

PLATINUM STUDIOS, INC. FORMERLY
PLATINUM STUDIOS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

(9)	Operating and capital leases

The Company has entered into operating leases having expiration dates through 2011 for real estate and various equipment needs, including office facilities, computers, office equipment and a vehicle.

On July 10, 2006, the Company entered into an operating agreement for the lease of real property located in Los Angeles, California.  The agreement has a five year term, commencing September 1, 2006 and ending August 31, 2011.

Rent expense under non-cancelable operating leases were $220,623 and $114,669 for the years ended December 31, 2006 and 2005, respectively.

At December 31, 2006, future minimum rental payments required under non-cancelable operating leases that have initial or remaining terms in excess of one year are as follows:

Years Ending December 31,	Operating Leases
2007	$430,088
2008	421,416
2009	426,833
2010	442,815
2011	302,855
Thereafter	-
Total minimum obligations	$2,024,007

The company has various non-cancelable capital leases for computer and office equipment, at cost of $203,833 and $21,922 at December 31, 2006 and 2005, respectively.  The capital leases are secured by the assets which cannot be freely sold until the maturity date of the lease.  Accumulated amortization for equipment under capital lease totaled $11,026 and $1,257 at December 31, 2006 and 2005, respectively.  Future required payments at December 31, 2006 under these leases are as follows:

Years Ending December 31,	Capital Leases
2007	$74,683
2008	71,535
2009	41,474
2010	32,940
2011	24,705
Thereafter	-
Total minimum obligations	$245,337
Less amounts representing interest	40,796
Present value of net minimum obligations	204,541
Less current portion	55,820
Long-term portion	$148,721

PLATINUM STUDIOS, INC. FORMERLY
PLATINUM STUDIOS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

(10)	Commitments

During 2004, the Company entered into an agreement with Top Cow Productions, Inc. to acquire certain rights in and to certain comic books, related characters, storylines and intellectual property (the properties).  The current agreement period expires on June 30, 2010.  The Company has the right to extend the agreement for an additional twelve month period for an additional $350,000 and has pre-paid $75,000 toward this extended period.  If the Company enters into production on a particular property, additional fees based on a percentage of the adjusted gross revenue resulting from the production, as defined in the agreement, will be due to the owner.  The agreement is collateralized by a security interest in and to all rights licensed or granted to the Company under this agreement including the right to receive revenue.  The current agreement period cost of $350,000 is included in Other Assets on the balance sheet (Note 6) and is being amortized on a straight-line basis beginning in 2006 when the rights became available for exploitation.

(11)	Related party transactions

The Company has an exclusive option to enter licensing/acquisition of rights agreements for individual characters, subject to existing third party rights, within the RIP Awesome Library of RIP Media, Inc., a related entity in which Scott Rosenberg is a majority shareholder. The Company did not exercise this right during the years ended December 31, 2006 and 2005.  During 2006, the Company repaid uncollateralized loans of $20,000 in full (Note 7).

Our Chief Executive officer, Scott Mitchell Rosenberg , is permitted to enter into separate producer agreements for our productions through his own loanout corporation, Scott Mitchell Rosenberg Productions, Inc., provided that all compensation that he receives through these agreements are considered as compensation he receives as CEO of the Company and therefore taken into account in setting his annual compensation. The Producer agreements are standard in the industry for heads of media companies and in no way can negatively impact, impede or affect the Company’s ability to make deals with production companies for its properties.

(12)	Stockholders equity

As of May 1, 2006, the Company issued a five percent (5.0%) ownership interest in Platinum Studios, LLC to Brian Altounian in consideration of a capital contribution in the amount of $500,000.

On September 14, 2006, Scott Mitchell Rosenberg converted $5,731,057 in outstanding principal and interest as a capital contribution in Platinum Studios, LLC in fulfillment of commitments made to the Company prior to the issuance to Brian Altounian.

Platinum Studios LLC filed Articles of Incorporation with the Secretary of the State of California on September 15, 2006, by which Platinum Studios, LLC converted from a California limited liability company into Platinum Studios, Inc., a California corporation.  On September 15, 2006, 135,000,000 common shares were issued for conversion of LLC interests as all members of the limited liability company became shareholders of the corporation, maintaining their same percentage ownership, with no additional contribution required by any of the members to the corporation.

A Private Placement Memorandum was issued on October 12, 2006, offering up to 50,000,000 shares of common stock, $0.0001 par value per share, for sale to Accredited Investors (as defined in the memorandum), at a price of $0.10 per share on a “best efforts” basis, for a total offering price to investors of $5,000,000.  The proceeds of the offering are expected to be used for property acquisitions, marketing and general and administrative expenses.  As of December 31, 2006, the Company had sold 23,056,000 shares resulting in proceeds of $2,305,600.

PLATINUM STUDIOS, INC. FORMERLY
PLATINUM STUDIOS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

(13)	Income taxes

As discussed in Note 3 regarding income taxes, the Company operated as a limited liability company and was taxed as a partnership prior to September 15, 2006.  Effective September 15, 2006, the Company is being taxed as a corporation.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets and liabilities consist of the following components:

September 15, thru December 31, 2006
Deferred tax assets:
Net operating loss	$593,828
Reserves, allowances and accruals	142,227
Basis in acquired intangibles	12,123

748,178
Less: deferred tax asset valuation allowance	(748,178)

Net deferred tax asset	$-

The income tax provision differs from the amount of income tax determined by applying the statutory U.S. federal income tax rate to the pre-tax loss as a result of the following:

	September 15, thru December 31, 2006%
Statutory federal tax rate	$534,925	34
Expected state tax, net of federal	91,793	6
Effect of permanent differences	(1,785)	-
Effect of deferred tax asset	-	-
Other	41,355	3
Valuation allowance	(666,288)	(43)

Total provision for income taxes	$-	-

The difference between the deferred tax asset and valuation allowance above is $81,890, which is attributable to the Related Party Payable as of September 14, 2006.

At December 31, 2006, the Company had net operating loss carryforwards of approximately $1,386,000 that may be offset against future taxable income from the year 2006 through 2026.  No tax benefit has been reported in the December 31, 2006 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

PLATINUM STUDIOS, INC. FORMERLY
PLATINUM STUDIOS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

(13)	Income taxes (continued)

Due to the change in ownership provisions of the Tax reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

(14)	Subsequent events

On January 18, 2007, the Company entered into a one-year content and license distribution agreement with Menfond Electronic Art & Computer Design Co., LTD to make certain Platinum content available for download over mobile telephony platforms and to mobile and handheld wireless devices and handsets in the People’s Republic of China.

On February 22, 2007, the Company entered into a one-year, non-exclusive, worldwide content and license distribution agreement with Mobinex, LLC to create licensed Avatars from certain Platinum content.  They would be available for download to personal computers (excluding mobile and handheld wireless devices and handsets).

On March 12, 2007, Walt Disney Pictures (“WDP”) exercised their option to acquire all rights, title and interest in and to the unpublished graphic novel entitled “UNIQUE”.

On April 30, 2007, the Company closed the private placement offering, having sold an additional 25,991,250 shares of common stock to accredited investors.  In total, the placement sold 49,047,250 shares of common stock and raised $4,904,725 in additional funds for acquisitions and operations.

On May 29, 2007, a licensing, services and sponsorship agreement was executed between Platinum and AT&T Operations, Inc. (“AT&T”) formalizing AT&T as the “Presenting Sponsor” of the Comic Book Challenge for the years 2007, 2008 and 2009.

UP TO 49,047,250 SHARES
OF OUR
OF COMMON STOCK

Platinum Studios, Inc.

PROSPECTUS

________, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our By-laws, as amended, provide to the fullest extent permitted by California law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our By-laws, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our By-laws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$406.81
Accounting fees and expenses	15,000.00	*
Legal fees and expenses	40,000.00	*
Miscellaneous	4,593.19	*
TOTAL	$60,000.00	*
• Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In October 2006, we entered into Subscription Agreements with various accredited investors (the “October 2006 Private Placement”) pursuant to which the investors subscribed to purchase a total of 49,047,250 shares of our common stock, resulting in proceeds to the company of $4,904,725, less offering costs of $222,518, which stock we issued to the selling stockholders prior to the date of this prospectus.  We granted registration rights to our investors in our October 2006 Private Placement.

On July 1, 2007, we entered into a Cancellation of Indebtedness Agreement with CEO Scott Mitchell Rosenberg, pursuant to which we agreed to issue 17,208,575 shares in exchange for canceling $1,625,000 in long-term debt and $95,857 in interest expense.

*We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.

Exhibit No.	Description

3.1
Articles of Incorporation of Platinum Studios, Inc. filed with the Secretary of State of the State of California on September 15, 2006. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on September 4, 2007)

3.2
Certificate of Amendment of Articles of Incorporation filed with the Secretary of State of the State of California on October 16, 2006 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on September 4, 2007)

3.3	Bylaws of Platinum Studios, Inc. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on September 4, 2007)

4.1	Platinum Studios, Inc. 2007 Incentive Plan (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP. * (Incorporated by reference to the Registrant’s registration statement on From SB-2 as filed on December 14, 2007)

10.1	Form of Subscription Agreement dated as of October 12, 2006. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on September 4, 2007)

10.2
Distribution Agreement between Platinum Studios, Inc. and Top Cow Productions, Inc. effective as of January 1, 2007 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.3
Publisher Distribution Agreement between Ingram Periodicals Inc. and Platinum Studios, Inc.  dated as of 7/13/07 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.4
Co-Development, Financing and Production Agreement dated as of December 19, 2006 between Platinum Studios, Inc. and Arclight Films International PTY, LTD. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.5	Cancellation of Indebtedness Agreement dates as of July 1, 2007 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on September 4, 2007)

10.6
Option Agreement between Platinum Studios, LLC and Top Cow Productions dated as of August 1, 2004. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.7
Publishing License Agreement between Kiss Catalog Ltd. and Platinum Studios LLC dated April 28, 2005. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.8
Lease Agreement between Douglas Emmett 1995, LLC and Platinum Studios, LLC dated July 10, 2006. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.9	Bonelli Rights Agreements dated as of July 2, 1997. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.10
Agreement between Diamond Comic Distributors, Inc. and Platinum Studios, Inc. dated August 30, 2007. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.11
Licensing Services and Sponsorship Agreement dated May 29, 2007 between AT&T and Platinum Studios, Inc. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.12
Option Agreement dated September 16, 2006 by and among Scott Mitchell Rosenberg, RIP Media and Platinum Studios, Inc. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.13	Agreement with Escape Artists Productions, LLC dated as of February 15, 2002 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.14
Option Acquisition of Rights Agreement with Walt Disney Pictures dated as of December 11, 2003 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.15	Title and Option Agreement with Dimensions Films dated as of November 2, 2004 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.16	First Look Agreement with Miramax Film Corp dated as of December 15, 1998. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1).

23.2	Consent of HJ Associates & Consultants, LLP*

24.1	Power of Attorney (included on signature page herewith)
*Filed herewith.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A , shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 4, 2008.

PLATINUM STUDIOS, INC.

By:	/s/ Scott Mitchell Rosenberg
Name: Scott Mitchell Rosenberg
Chief Executive Officer(Principal Executive Officer)

By:	/s/ Brian K. Altounian
Name Brian K. Altounian
President, Chief Operating Officer & Principal Financial and Accounting Officer

  POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Altounian his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	TITLE	DATE

/S/ SCOTT MITCHELL ROSENBERG	CHAIRMAN AND CHIEF EXECUTIVE OFFICER	January 4, 2008
SCOTT MITCHELL ROSENBERG

/S/ BRIAN K. ALTOUNIAN	PRESIDENT, CHIEF OPERATING OFFICER AND DIRECTOR	January 4, 2008
BRIAN K. ALTOUNIAN

/S/ JILL ZIMMERMAN	DIRECTOR	January 4, 2008
JILL ZIMMERMAN